Exhibit 4.2 Signature Version Certain confidential portions of this exhibit have been redacted and marked with “[***]”. The omitted information is (i) not material and (ii) the type of information that Sociedad Química y Minera de Chile S.A. treats as private or confidential. THIS IS A FREE TRANSLATION IN ENGLISH OF THE ORIGINAL SPANISH VERSION OF THE SHAREHOLDERS’ AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE ORIGINAL SPANISH VERSION OF THE SHAREHOLDERS’ AGREEMENT AND THE ENGLISH TRANSLATION, THE SPANISH VERSION OF THE SHAREHOLDERS’ AGREEMENT SHALL PREVAIL. SHAREHOLDERS' AGREEMENT IN NOVA ANDINO LITIO SpA BETWEEN SQM NUEVA POTASIO SpA AND SALARES DE CHILE SpA ______________________________________________________________ Signature Version i TABLE OF CONTENTS CHAPTER I BACKGROUND AND DEFINITIONS ............................................................................................... 1 ARTICLE ONE: BACKGROUND.-........................................................................................................................................ 1 1.1. The Parties ............................................................................................................................................................ 1 1.2. Community Relations............................................................................................................................................ 2 1.3. Association Agreement ......................................................................................................................................... 2 1.4. Periods Covered by the Partnership Agreement ................................................................................................... 3 1.5. The Company ........................................................................................................................................................ 4 1.6. Scope of Application of the Agreement ................................................................................................................ 5 SECOND CLAUSE: : DEFINITIONS AND RULES OF INTERPRETATION.- .............................................................................. 6 2.1. Definitions............................................................................................................................................................. 6 2.2. Rules of Interpretation ........................................................................................................................................ 14 ARTICLE THREE: DECLARATIONS AND WARRANTIES OF THE SHAREHOLDERS.- ............................................................ 15 CHAPTER II MANAGEMENT OF THE COMPANY .......................................................................................... 16 ARTICLE FOUR: MANAGEMENT. .................................................................................................................................... 16 4.1. Business of the Company .................................................................................................................................... 16 4.2. Board of Directors ............................................................................................................................................... 16 4.3. Shareholders’ Meetings ...................................................................................................................................... 24 4.4. Lack of Agreement on the Board ........................................................................................................................ 26 4.5. Matters Subject to Policy .................................................................................................................................... 28 4.6. Audit Committee................................................................................................................................................. 29 4.7. Technical Committee .......................................................................................................................................... 29 4.8. Oversight of Management ................................................................................................................................. 30 4.9. Related-Party Transactions ................................................................................................................................ 30 4.10. Access to Information ....................................................................................................................................... 31 4.11. Management of Subsidiaries ............................................................................................................................ 31 4.12. Shareholder Activities ....................................................................................................................................... 31 4.13. No Solicitation .................................................................................................................................................. 32 4.14. Service Fees. ..................................................................................................................................................... 32 ARTICLE FIVE: FINANCIAL AND COMMERCIAL MATTERS ............................................................................................... 33 5.1. Debt Policy .......................................................................................................................................................... 33 5.2. Dividends During the First Period ....................................................................................................................... 34 5.3. Dividends for the year 2031 ................................................................................................................................ 36 5.4. Dividends during the Second Period ................................................................................................................... 37 5.5. Special Dividends and Special Dividend Adjustments ......................................................................................... 39 5.6. Financial Policy ................................................................................................................................................... 42 5.7. Liquidation of the Company ............................................................................................................................... 43 5.8. Capital Increases ................................................................................................................................................. 44 5.9. Annual Budget, Cash Flow Forecast, and Business Plan ..................................................................................... 44 5.10. Accounting consolidation and the Company’s accounting ............................................................................... 45 5.11. Lithium Offtake Agreement .............................................................................................................................. 46 5.12. Marketing of Shareholders’ Products ............................................................................................................... 48 CHAPTER III RESTRICTIONS ON THE TRANSFER AND ENCUMBRANCE OF SHARES ...................................... 48 SECTION SIX: GENERAL PRINCIPLE AND LOCK-UP PERIOD.- .......................................................................................... 48 6.1. General Principle ................................................................................................................................................ 48 Signature Version ii 6.2. Lock-up Period .................................................................................................................................................... 49 CLAUSE SEVEN: TRANSFERS OF SHARES.- ..................................................................................................................... 49 7.1. Right of First Refusal ........................................................................................................................................... 49 7.2. Right to Join a Sale (Right of Joint Sale) ............................................................................................................. 54 7.3. Permitted Transfers ............................................................................................................................................ 55 7.4. Indirect Transfers ................................................................................................................................................ 56 7.5. Invalidity of Transfers ......................................................................................................................................... 56 7.6. Adherence to the Pact ........................................................................................................................................ 56 7.7. Partial Sales of Shares ........................................................................................................................................ 57 CHAPTER IV CONFIDENTIALITY, TERM, ENFORCEMENT, REMEDIES FOR BREACH, AND ARBITRATION ....... 57 ARTICLE EIGHT: CONFIDENTIALITY.- ............................................................................................................................. 57 ARTICLE 9: TERM.- ......................................................................................................................................................... 59 CLAUSE TEN: PRECEDENCE IN THE EVENT OF A CONFLICT. ............................................................................................ 59 CLAUSE ELEVEN: COMPLIANCE.- ................................................................................................................................... 59 CLAUSE TWELVE: BREACH.- .......................................................................................................................................... 61 12.1. General Breaches and Timeframe for Remedy ................................................................................................. 61 12.2. Serious Breaches, Put Option, and Call Option for Breach ............................................................................... 62 12.3. Fair Market Value ............................................................................................................................................. 63 12.4. Transfer of Shares and Credits .......................................................................................................................... 64 12.5. Exercise of Options and Waiver of the Right of Rescission ............................................................................... 64 12.6. Taxes, duties, fees, and other charges.............................................................................................................. 64 CLAUSE THIRTEEN: RBITRATION.- ................................................................................................................................. 64 CHAPTER V MISCELLANEOUS .................................................................................................................... 66 : CLAUSE FOURTEEN: NOTIFICATIONS.- ......................................................................................................................... 66 CLAUSE FIFTEEN: .- ........................................................................................................................................................ 67 SECTION 16: GOVERNING LAW.- ................................................................................................................................... 67 CLAUSE SEVENTEEN: ADDRESS.- ................................................................................................................................... 67 CLAUSE EIGHTEEN: ENTIRE AGREEMENT.- .................................................................................................................... 67 CLAUSE NINETEEN: SUCCESSORS AND ASSIGNS.- ......................................................................................................... 67 ARTICLE TWENTY: COPIES AND DEPOSIT.- .................................................................................................................... 68 CLAUSE TWENTY-ONE: SEVERABILITY.- ......................................................................................................................... 68 CLAUSE TWENTY-TWO: TREATMENT OF AUTHORIZED ASSIGNEES.- ............................................................................ 68 ARTICLE TWENTY-THREE: NOTIFICATION TO THE COMPANY. ....................................................................................... 69 Appendices Appendix 2.1 – LCE Ton Equivalents Appendix 5.2 – Accounting Principles for Dividend Calculation Appendix 5.11.1 – Terms and Conditions of Lithium Offtake Agreements Appendix 7.6 – Agreement to the Pact Signature Version 1 SHAREHOLDERS’ AGREEMENT In Santiago, Republic of Chile, on December 27, 2025: /One/ SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A., Unique Tax ID No. 93.007.000-9 (“SQM S.A.”), and SQM NUEVA POTASIO SpA, Tax Identification Number No. 76.630.159-2, both with registered offices at El Trovador No. 4285, 6th floor, Las Condes district, Santiago (SQMNK and, together with SQM S.A., “SQM”); and /Two/ CORPORACIÓN NACIONAL DEL COBRE DE CHILE, Tax Identification Number 61,704,000-K, a state-owned mining, commercial, and industrial company, organized and existing under the laws of the Republic of Chile, with its registered office at Huérfanos 1270, Santiago, Santiago Metropolitan Region (“CODELCO Chile”), and SALARES DE CHILE SpA, Unique Tax ID No. 77.780.914-8, with registered office at El Regidor 66, 15th floor, Las Condes district, city of Santiago (“SdC” and, together with CODELCO Chile, “CODELCO”), have agreed to enter into this Shareholders’ Agreement (hereinafter, the “Agreement”), regarding Nova Andino Litio SpA (hereinafter, the “Company”), in accordance with the terms and conditions set forth below. SQM and CODELCO shall be referred to in the Agreement as the “Parties” or the “Shareholders”: CHAPTER I BACKGROUND AND DEFINITIONS ARTICLE ONE: BACKGROUND.- 1.1. The Parties 1.1.1 SQMNK is a subsidiary of SQM S.A., a Chilean company that owns world-class infrastructure for the extraction of lithium and other minerals, and has extensive operational and commercial experience and a proven track record in the lithium and related industries. Furthermore, SQM possesses the technology for the extraction of lithium and other minerals, as well as extensive commercial networks for their marketing. For its part, SdC is a subsidiary of the National Copper Corporation of Chile (CODELCO), a state-owned enterprise authorized by its organic law to explore, mine, and market all types of non-ferrous minerals, including lithium. It possesses a robust corporate structure, a solid reputation and track record in mining, experience in structuring public-private partnerships, as well as legal, business, and professional teams with recognized expertise in the field. Therefore, the public-private partnership between CODELCO and SQM, which is embodied in the Company, ensures the continuity of lithium and other substance production, the Company’s participation in the global challenge of the energy transition, and strengthens Chile’s leadership in this field, leveraging the synergies generated between the Parties. 1.1.2 The “National Lithium Strategy,” announced by the President of the Republic in April 2023, aims to advance the development of the lithium industry in a manner

Signature Version 2 that is sustainable in economic, environmental, and social terms, promoting the State’s participation in both lithium extraction and the entire industrial cycle through public-private partnerships; it is CODELCO’s intention that the Company maintain a majority stake held by the Chilean State through CODELCO. 1.2. Community Relations 1.2.1 On December 14, 2023, representatives of CODELCO, SQM, and the Association of the Atacameño Peoples signed an agreement in San Pedro de Atacama to form a tripartite committee (the “Tripartite Committee”), to establish common procedures, principles, and rules for ecosystem sustainability, early participation, transparency, and access to information, as well as the legitimacy of the stakeholders of said Tripartite Committee. 1.2.2 On September 29, 2025, the closing resolution dated September 15, 2025, was published, whereby the CORPORACIÓN DE FOMENTO DE LA PRODUCCIÓN (hereinafter “CORFO”), in its capacity as owner of the mining properties leased pursuant to Section 1.3.3, concluded an indigenous consultation process regarding the administrative measures pertaining to the CORFO-SQM Contracts and the CORFO-Tarar Contracts, as defined in Section 1.3.3, that are likely to directly affect indigenous peoples, in accordance with applicable law. 1.3. Partnership Agreement 1.3.1 On May 31, 2024, the Parties entered into a Partnership Agreement (the “Partnership Agreement”), pursuant to which they established the terms and conditions governing the public-private partnership between CODELCO and SQM S.A. (the “Partnership”) to jointly explore, mine, and market lithium and other mineral substances present in the Salar de Atacama. One of the Partnership’s fundamental objectives is the design and development of the Salar Futuro Project, which seeks to implement technological changes in lithium mining and ensure the long-term operational continuity of mining in the Salar de Atacama. The general guidelines for the Salar Futuro Project are those described in Annex 2.6 of the Partnership Agreement, adjusted in accordance with the work of the technical body referred to in Section 2.6 of the same agreement. 1.3.2 As indicated in the Partnership Agreement, the formation of the Partnership and the signing of this Agreement were subject to the fulfillment of certain preconditions (the “Preconditions”), which included, among others: (i) the amendment of the CORFO-SQM Agreements and the execution of the CORFO- Tarar Agreements, as defined in Section 1.3.3, and the completion of the indigenous consultation process regarding them; (ii) the completion of the SQM Reorganization; (iii) the obtaining of authorizations from the Chilean Nuclear Energy Commission (“CCHEN”) on terms acceptable to each of the Parties; and (iv) the notification and approval of the Partnership by competition authorities in certain countries. 1.3.3 Furthermore, in the Partnership Agreement, it was agreed that the Partnership would be carried out through an operating company whose purpose would be to directly, and through its Subsidiaries, operate, explore, and exploit the mining Signature Version 3 concessions that CORFO leased to SQM Salar SpA (“CORFO-SQM Contracts”) and to Minera Tarar SpA (“CORFO-Tarar Contracts”), and those mining concessions, the “Concessions”), and to market the Business Products. 1.3.4 On December 26, 2025, the first amendment to the Association Agreement was executed to reflect certain changes and adjustments that the Parties deemed necessary or appropriate and that relate, among other matters, to community relations and the Company’s series of shares. Unless expressly provided otherwise, references to the Partnership Agreement shall be understood to refer to the most recent version thereof, including the aforementioned first amendment and any subsequent amendments that the Parties may agree upon from time to time. 1.3.5 In light of the foregoing, and for the purpose of implementing the Partnership, by means of separate public deeds executed on this same date (the “Merger Deeds”), the merger (the “Merger”) of SQM Salar SpA and Minera Tarar SpA was agreed upon through the incorporation of the latter into SQM Salar SpA. 1.4. Periods Covered by the Partnership Agreement 1.4.1 The Association Agreement distinguishes between two periods: (i) a first period corresponding to the term of the CORFO-SQM Contracts, that is, from the Effective Date of the Association through December 31, 2030, both dates inclusive (the “First Period”); and (ii) a second period, which corresponds to the term of the CORFO-Tarar Agreements, that is, from January 1, 2031, to December 31, 2060, both dates inclusive (the “Second Period”). 1.4.2 The First Period (and until the date on which all dividends are distributed to Series A and Series B, in accordance with Sections 5.2 and 5.3 (such date, the “First Period Preference Termination Date”)) is characterized, among other things, by the existence of series of preferred shares in the Company. From the Effective Date of the Merger until the First Period Preference Termination Date, the Company’s capital stock shall be divided into one hundred million two (100,000,002) shares, of which (i) fifty million one (50,000,001) shares shall be Series A Shares, owned by CODELCO (the “Series A Shares”); (ii) forty-nine million nine hundred ninety-nine thousand nine hundred ninety-nine (49,999,999) shares shall constitute Series B Shares, owned by SQM (the “Series B Shares”); (iii) one (1) share shall be a Series C Share, owned by CODELCO (the “Series C Share”); and (iv) one (1) share shall be a Series D Share, owned by SQM (the “Series D Share”). Each series of shares shall enjoy the preferences set forth in this instrument and in the Company’s bylaws for the terms and conditions established therein. In accordance with the provisions of the Company’s bylaws, a s soon as the cause giving rise to the preference of the Series C Share and Series D Share ends or ceases, each of said shares shall be exchanged for one common share, if the First Period Preference Termination Date has occurred; otherwise, the Series C Share will be exchanged for a Series A Share and the Series D Share will be exchanged for a Series B Share, otherwise. 1.4.3 Moreover, once the Preference Termination Date of the First Period has occurred, there will be a class of common stock with equal voting and economic rights, to be created through the exchange of the preferred shares, such that Signature Version 4 all existing Series A Shares as of that date will be exchanged for the same number of new common shares, while all existing Series B Shares as of that date will be exchanged for the same number of new common shares, or, alternatively, through the termination of the preferences and limitations of the Series A Shares and Series B Shares, with the shares of those series becoming common shares with equal rights and obligations, and the preferences and limitations of the Series C Shares and Series D Shares remaining in effect, if they remain in effect as of that date. Consequently, as of the First Period Preference Termination Date, each Shareholder shall have the voting rights corresponding to their respective equity interest in such common shares, without prejudice to special quorums for the approval of certain matters governed by this Agreement, and the economic rights corresponding to their ownership of the common shares and to their ownership of Series C Shares or Series D Shares, as the case may be. 1.4.4 However, once the Series C Shares and Series D Shares have been exchanged for a Series A Share or a Series B Share, as applicable, or for common shares, as indicated in section 1.4.2, the Parties shall review the Company’s shareholding structure in order to, to the extent possible, simplify the structure while always maintaining the rights and obligations corresponding to each Party in accordance with the Partnership Agreement or this Agreement. 1.5. The Company 1.5.1 Incorporation and Amendments. The Company is a corporation, Tax Identification Number 79.626.800-K, incorporated by a public deed executed before the Notary Public Mr. Sergio Rodríguez Garces on January 31, 1986. An extract of said deed was registered on page 2451, number 1224, of the Santiago Commercial Registry for the year 1986 and was published in the Official Gazette on February 8, 1986. To date, the Company’s bylaws have undergone various amendments, the most recent of which was made by the respective Deed of Merger, an extract of which is in the process of being registered with the competent Commercial Registry and published in the Official Gazette, and which reflects the main terms and conditions of this Agreement and the Partnership Agreement. 1.5.2 Reorganization of the Company. In accordance with Section 2.5 of the Association Agreement, prior to this date, SQM carried out the SQM Reorganization (as such term is defined in the Association Agreement), under the terms set forth in the Association Agreement, so that the Company may consolidate all Business Assets (as such term is defined in the Association Agreement), except for those that, under the Partnership Agreement or the other Transaction Documents (as such term is defined in the Partnership Agreement), will be transferred to the Company after such date (for example, part of the saltpeter stake). 1.5.3 Capital and shares. 1.5.3.1 The Company’s capital stock is $507,484,769.61, divided into a total of one hundred million four (100,000,002) shares, of which: (i) fifty million one Signature Version 5 (50,000,001) Series A Shares belong to CODELCO, registered in its name in the Company’s Shareholder Register under folio No. 5; (ii) forty-nine million nine hundred ninety-nine thousand nine hundred ninety-nine (49,999,999) Series B Shares belong to SQM, registered in its name in the Company’s Shareholder Register under folio No. 4; (iii) one (1) Series C Share belongs to CODELCO, registered in its name in the Company’s Shareholder Register under folio No. 5; and (iv) one (1) Series D Share belongs to SQM, registered in its name in the Company’s Shareholder Register under folio No. 4. As of this date, all Shares are fully subscribed and paid up. 1.5.3.2 Upon the First Preference Term End Date, the number of shares and series shall be as provided in Section 1.4. 1.6. Scope of Application of the Agreement 1.6.1 The scope of application of this Agreement extends to the Shareholders who have signed it, their legal successors, entities resulting from the division, merger, or any internal reorganization of each Shareholder, and any other Person who acquires, in a manner permitted under the terms of this Agreement, the status of shareholder of the Company. In the case of Persons who acquire the status of shareholder of the Company in a manner permitted under the terms of this Agreement, their adherence to this Agreement must be recorded in writing in accordance with the terms of Section 7.6, without reservations of any kind, at the same time they acquire and/or accept the Shares, as a condition for the Company to register the Shares in their name and for them to become a shareholder of the Company and exercise the rights and obligations arising from such status. The Company’s general manager, or whoever acts in that capacity, shall not register any transfer or acquisition of Shares that is not subject to the provisions of this Agreement. 1.6.2 The Parties declare that all obligations contained in this Agreement are binding on their legal successors in any capacity and on their assignees, and are indivisible in nature in accordance with the provisions of Article 1.524 et seq. of the Civil Code. 1.6.3 Likewise, this Agreement applies both to the shares currently held by the Shareholders, which have been previously identified, and to any additional shares that the Shareholders may acquire in the future, whether through new share issuances resulting from capital increases of the Company, the issuance of bonus shares, share exchanges, exchanges of equity securities, or through the acquisition of shares by any other means, which also includes the acquisition of shares by Shareholders resulting from the exercise of the right of first refusal to subscribe for shares referred to in Article 25 of the Law on Corporations.

Signature Version 6 ARTICLE TWO: DEFINITIONS AND RULES OF INTERPRETATION.- 2.1. Definitions 2.1.1 For the purposes of this Agreement, and unless the context clearly indicates otherwise, the terms defined below shall have the meaning set forth in each case when they are written with an initial capital letter: “Shares” means one or more of the shares into which the Company’s capital is from time to time divided and any rights or securities conferring future rights to shares issued by the Company, including the right to subscribe for shares on a preferential basis as referred to in Article 25 of the Corporation Law. “Government Authority” means any (i) state, national, regional, municipal, local, or any other agency, division, department, court, commission, council, superintendency, office, agency, or instrument, whether governmental or public; (ii) subdivision or authority of any of the foregoing; (iii) a securities regulatory authority or stock exchange; and (iv) a quasi-governmental, self-regulatory, or private organization exercising any regulatory, expropriatory, or fiscal authority under or on behalf of any of the foregoing; in each case, having jurisdiction in the relevant circumstances. All of the foregoing refers to both authorities in Chile and authorities abroad that have jurisdiction or authority over any of the Shareholders, the Company and its Subsidiaries, or the assets that form part of the Company’s business. “Non-Lithium Product Profit” means, for each year of the First Period, the result of multiplying, using the accounting principles set forth in Annex 5.2, the following factors: i. Pre-tax profit from all Non-Lithium Products, taking into account the following for this calculation: a. revenue from Non-Lithium Products; b. the costs attributable to Non-Lithium Products arising from the harvesting of the ponds containing the salts that comprise said Non-Lithium Products in accordance with the provisions of Annex 5.2; c. proportional financial expense attributable to Non-Lithium Products in accordance with the provisions of Annex 5.2; d. the lease fee on revenue from Non-Lithium Products in accordance with the payment schedule set forth in the CORFO-SQM Contracts; and e. the specific tax on mining activities on the margin of Non-Lithium Products; by ii. the difference between (a) one and (b) the first-category tax rate in effect during such period. “Original Quota Fixed Rate Profit” means, for each year of the First Period and for what the Company reports to CORFO in January 2031 (in accordance with the CORFO- SQM Agreement), and only with respect to the tons of the Original Quota (as defined in Signature Version 7 the CORFO-SQM Agreements) that may be utilized in each of the respective quarters as set forth in said agreements, the product of: i. the difference between (a) the lease fee for Lithium Products that would have been paid to CORFO in the month following the end of each of the respective quarters, in accordance with the tables for TECHNICAL-GRADE AND BATTERY-GRADE LITHIUM CARBONATE and TECHNICAL-GRADE AND BATTERY-GRADE LITHIUM HYDROXIDE in Annex 5 of the CORFO-SQM Contracts for the sale of such Lithium Products and (b) the lease fee calculated at a flat rate of 6.8%; and ii. the difference between (a) and (b) the first-category tax rate in effect during that period. For each year of the First Period, the amounts calculated in subparagraph i. above that comprise the amounts accrued during the respective calendar year shall be considered (for example, for the year 2025, the amounts accrued during that year will be added together, corresponding to the amounts reported to CORFO in April, July, and October of 2025, and January of 2026). “CAM Santiago” means the Arbitration and Mediation Center of the Santiago Chamber of Commerce AG. “Cash” means, as of a specific date, the balances of cash (cash and demand deposits) and cash equivalents (highly liquid short-term investments) reflected in the Company’s consolidated statement of financial position (balance sheet) as of that date. Cash includes the asset balances of derivative financial instruments designated as fair value hedging instruments for assets that form part of Cash. “Permitted Transferee” means, with respect to a Person, an Entity belonging to the same Business Group as such Person, provided that it complies with the provisions of Section 7.3.2. “Chile” means the Republic of Chile. “Control” means, either directly or through another Person or jointly with other Persons with whom it has a joint action agreement: (i) holding more than 50% of the total votes corresponding to all the shares, equity interests, or quotas of an Entity; or (ii) having the right (by law, court order, or contract) to appoint or elect the majority of the members of the board of directors or administrators of an Entity; or (iii) in the case of a natural person, having the right (by law, court order, or contract) to fully manage the assets of such natural person. It is hereby noted that references to “Control,” “Controls,” “Controlling Party,” or “Controlled Entity” shall be interpreted in accordance with the definition of “Control” set forth herein. “Account Payable to SQM” shall have the meaning attributed to it in the Partnership Agreement. “Debt” means, as of a given date, the balances of (i) bank loans, (ii) obligations to the public (bonds, debentures, commercial paper), (iii) other interest-bearing obligations to third parties, (iv) lease liabilities measured at the present value of lease payments to be made during the term of the lease, as reflected in the Company’s consolidated statement of financial position (balance sheet) as of such date, and (v) the liability balances of Signature Version 8 derivative financial instruments designated as fair value hedging instruments for liabilities that form part of the Debt. “Net Debt” means, as of a given date, (i) the Debt as of that date, less (ii) Cash as of that date. “Net Debt/EBITDA” means, as of a given date, the quotient obtained by dividing the Net Debt as of that date by the EBITDA as of that date. “Business Day” means any day of the week, excluding Saturdays, Sundays, and days on which commercial banks in Santiago are required or authorized to close and not serve the public. “Dollars” means United States dollars. “EBITDA” means, as of a specified date, (i) the operating income earned by the Company (and its consolidated subsidiaries, if any) during the twelve (12)-month period ending on such date plus (ii) the amounts of depreciation and amortization, including with respect to right-of-use assets, that have been deducted in calculating operating income during such period. EBITDA excludes financial income, financial expenses, share of earnings of associates and joint ventures accounted for using the equity method, foreign exchange differences, and income tax expense. “Entity” means an association of any type and nature, regardless of whether or not it has legal personality, a trust, a partnership, a joint venture, an investment fund, a legal entity, or a Government Authority, in all of the foregoing cases, whether local, national, or foreign. “Cash Surplus” means, as of a given date, the amount of cash held by the Company in excess of the operating costs included in the Company’s budget for the sixty (60) days following such date, plus the capital expenditures (CAPEX) projected for the rolling six (6) month period following such date. “Independent Expert” means a Person of recognized standing and expertise in the relevant field who, during the eighteen (18) months preceding the date of such designation, is not in any of the following circumstances: (i) being a Related Party of a Party, its Controller, or the Entities of its Business Group; (ii) being a Public Official; (iii) providing services to a Party, its Controller, or the Entities of its Business Group, or having any other significant business relationship with a Party, its Controller, or the Entities of its Business Group; (iv) being a director, manager, administrator, senior executive, or advisor of a Party, its Controller, or the Entities of its Business Group; or (v) having, directly or through other Persons, a significant credit relationship, whether as a creditor or debtor, with a Party, its Controller, or the Entities of its Business Group. Assets or liabilities representing less than 5% of such Person’s net worth shall not be considered. “Salar Futuro Commercial Operation Date” means the earlier of (i) the date on which all requirements or conditions set forth in the Salar Futuro Project’s main engineering, procurement, and construction contract, if any, are met to determine the date on which the Salar Futuro Project commences commercial operation, commissioning date, or any other equivalent designation, (ii) the date on which all requirements or conditions set forth in the Salar Futuro Project’s main financing agreement are met to determine the date on which the Salar Futuro Project commences commercial operation, commissioning date, or any other equivalent designation; or (iii) the date on which the Signature Version 9 Salar Futuro Project’s production reaches [***] ([***]) metric tons of LCE per year, through processes that fall within the guidelines set forth in the Partnership Agreement. “Effective Date of the Partnership” means the date of execution of this Agreement. “Estimated Start Date of Salar Futuro” means the estimated or projected date mentioned in the Company’s environmental impact study, taking into account any modifications resulting from ICSARAs, for the start of production of lithium chloride solutions from the new-technology plants to be implemented in the Salar Futuro Project. “Subsidiary” means, with respect to an Entity, another Entity over which the former, directly or through another Entity, has Control. For the avoidance of doubt, it is understood that the Company shall be a Subsidiary of SQM during the First Period and a Subsidiary of CODELCO during the Second Period. “Fitch” means Fitch Ratings Service, Inc. or its Subsidiary in Chile. “Public Official” means any public official or employee, or of any branch of the State (whether executive, legislative, judicial, or administrative), government agency or office, or a public international organization; or any individual acting for or on behalf of such government, or any candidate for public office or representative of a political party, or any state-owned enterprise, but excluding CODELCO and its Subsidiaries. “Business Group” has the meaning set forth in Article 96 of the Securities Market Law. “IEAM” means the specific tax on mining activities established by Law No. 20,026. “LCE” means lithium carbonate equivalent, a unit of measurement used to express the amount of lithium carbonate equivalent contained in a brine, ore, intermediate product, or finished product. Annex 2.1 contains the equivalencies for intermediate and finished products to enable their expression in the LCE unit of measurement. “Securities Market Law” means Securities Market Law No. 18,045, as amended from time to time. “Corporations Act” means Act No. 18,046 on Corporations, together with Decree 702 of the Ministry of Finance Approving the New Regulations on Corporations, as amended from time to time. “Best Efforts” means acting in good faith and with diligence and care to attempt to achieve a specific result or objective, which includes taking actions that are reasonably necessary or conducive to such result or objective (to the extent such actions are legally permitted), for example, (a) exercising voting rights or consenting with respect to shares or equity interests owned by such party; (b) causing the members of the board of directors or similar body of a company controlled by such party (to the extent that such directors or officers have been nominated or appointed by that party) to act in a certain manner; (c) perform acts or enter into agreements that a Person would consider reasonable and prudent given the circumstances of the case; and (d) make, or cause to be made, before Government Authorities or other Persons, submissions or requests for approvals, registrations, or other similar actions required prior to a result or objective. For the avoidance of doubt, exercising Best Efforts shall in no event be construed as an obligation to achieve a specific result or objective, nor as a standard of care exceeding that which Persons ordinarily employ in their own businesses, pursuant to Article 44 of the Civil Code.

Signature Version 10 “Moody’s” means Moody’s Investor Service, Inc. or its Subsidiary in Chile. “Anti-Corruption Regulations” means Articles 233, 234, 235, 236, 237, 239, 240(1), 241, 241bis, 242, 243, 244, 246, 247, 247 bis (first paragraph), 248, 248 bis, 249, 250, 251 bis, and 251 ter of the Chilean Penal Code, Article 27 of Law No. 19,913 on the Prevention and Punishment of Money Laundering, and Article 8 of Law No. 18,314 on Terrorist Conduct and Activities, all of which are in connection with Law No. 20,393 on the Criminal Liability of Legal Entities, and any law, whether domestic or foreign, that penalizes corruption, money laundering, or the financing of terrorist activities, and that is applicable to the Company or a Party, as applicable. “Other Products of the Property” means metallic lithium, lithium bromide, lithium butyl, lithium nitrate, other organic lithium compounds, other inorganic lithium compounds, and other metallic and non-metallic minerals extracted from the Brine that are not a Lithium Product, Another Lithium Product, or a Non-Lithium Product. “Other Lithium Products” means lithium sulfate, lithium chloride, and lithium carnallite as intermediate products in the production chain of Lithium Products, extracted from the Property. “Prohibited Payment” means making, or ordering to be made, any offer, gift, payment, or promise of payment of any sum of money, object of value, economic benefit, or of any other nature to a Public Official, directly or through another Person, by reason of their office, for the purpose of (i) influencing any act or decision of the Public Official in their capacity as such; (ii) induce the Public Official to perform or omit any act, in contravention of their legal duty; (iii) secure any undue advantage; (iv) induce the Public Official to use their influence with a Government Authority to affect or influence any act or decision of said Government Authority, in order to obtain or retain business or to redirect business to any Party; or (v) contravene the Anti-Corruption Policy in any way. “Related Parties” or “Related Persons” means (i) with respect to an Entity, the Persons listed in Article 100 of the Securities Market Law and (ii) with respect to a natural person, their spouse, civil partner, cohabiting partner, and relatives up to the second degree of consanguinity or affinity, as well as the Entities controlled, either alone or together with other Persons with whom they have a joint action agreement, by any of the aforementioned natural persons. “Person” means a natural person, an Entity, or a Government Authority. “Lithium Products” means lithium carbonate in technical and battery grades and lithium hydroxide in technical and battery grades, in both cases in their various specifications, derived from ore extracted from the Brine. “Potassium Products” means potassium, potassium chloride, potassium carnallite, and any byproduct, derivative, or compound thereof, extracted from the Brine. “Business Products” means, collectively, the Lithium Products, the Other Lithium Products, and the Non-Lithium Products. “Non-Lithium Products” means, collectively, Potassium Products, magnesium chloride (bischofite), and sodium chloride (halite) composed of minerals extracted from the Brine, in the form in which they are currently produced by the Company. Signature Version 11 “Historical Non-Lithium Products” means, collectively, potassium sulfate, boric acid, shoenite, and kainite derived from or composed of minerals extracted from the Brine. “Series A Ratio” means, for each period, (i) the Series A Preferred Tons divided by (ii) the LCE Tons Sold. In the event that the provisions of Section 5.2.2.2(d) apply, fifty percent (50%) of the tons that gave rise to the distributed profit pursuant to said section shall be added to the foregoing item (i). In fiscal years following the occurrence of the provisions of Section 5.2.2.2(d), the Series A Ratio shall be the proportion represented by the Series A Shares in the total number of Series A Shares and Series B Shares. “SQM Proportion of the IEAM” means (i) for fiscal years prior to January 1, 2025, one (1) and (ii) for subsequent fiscal years, the result of subtracting from one (1) an amount equal to the Series A Ratio applicable to the fiscal year in which, in the opinion of the Government Authority, the IEAM referred to in the IEAM Assessment would have accrued. For the avoidance of doubt, the IEAM SQM Ratio must be calculated with respect to the fiscal year that gave rise to the IEAM subject to the assessment and not with respect to the fiscal year in which the respective assessment was notified or paid. “Salar Futuro Project” refers to the large-scale initiative to evaluate and eventually implement technological changes in the extraction of lithium and other mineral resources, with the aim of returning to the Salar de Atacama—if possible—a portion of the brines with minimal lithium content initially extracted from the “ ” properties, and working toward achieving a water balance in the Salar de Atacama basin. It is understood that all stages of the Salar Futuro Project—including design, feasibility assessment, environmental impact study, and the obtaining of the respective applicable permits— form part of the Project. “Brine” means the raw brine extracted, or concentrated or refined brines at any concentration level, originating from the Properties. “S&P” means Standard & Poor’s Financial Services LLC, or its subsidiary in Chile. “Dixin Company” means Sichuan Dixin New Energy Co., Ltd. “Secondary Loan Rate” means a variable rate, on an annual basis and calculated using the Actual/360 convention, payable semiannually, equal to the sum of: (i) the six (6)- month SOFR rate; (ii) the “I-Spread” of SQM S.A.’s bonds; (iii) a margin of [***] basis points; and (iv) an additional margin of [***] basis points in the event that SQM must obtain third-party financing. To determine (ii), the term of the loan will be considered to select the SQM S.A. bond or bonds to be used as a reference. If the term of the loan does not coincide with the maturity of any SQM S.A. bond, the dollar-denominated interest rate curve of SQM S.A.’s debt listed on the market will be interpolated to determine the interest rate equivalent to the specific maturity. If no instruments exist to perform such interpolation, the Parties shall agree, in good faith, on a benchmark for the market cost of SQM S.A.’s debt. “Initial Tons of Series B” means (i) the remaining CORFO Quota as of December 31, 2024, plus (ii) the LCE Tons of Inventory in Subsidiaries as of December 31, 2024, plus (iii) one hundred sixty-five thousand (165,000) LCE tons, minus (iv) two hundred one thousand (201,000) LCE tons. “LCE Tons of Inventory in Subsidiaries” means, as of a given date, the sum of the tons of inventory in the Company’s foreign subsidiaries (including, for the avoidance of doubt, those of Dixin and the Korea Business), expressed in LCE tons based on the Signature Version 12 equivalencies set forth in Annex 2.1, that have already consumed their quota under the CORFO lease but have not been sold to third parties as of that same date. “LCE Tons Sold” means, for each period, the sum of the tons of Lithium Products and Other Lithium Products sold to third parties during that period, expressed in “LCE tons” based on the conversion factors set forth in Annex 2.1, which consumed quota. To calculate the LCE Tons Sold, returns and repurchases of products from third parties must be subtracted, in order to calculate the tons sold to third parties net of returns and repurchases. Volumes sold of products purchased from third parties that have not been extracted from the Property shall also not be considered in the calculation of LCE Tons Sold. “Preferred Series A Tons” means the number resulting from dividing two hundred and one thousand (201,000) LCE tons by six (6). “Remaining Tons to be Allocated to Series A” means, (i) as of December 31, 2024, two hundred and one thousand (201,000) tons; and (ii) for each anniversary of such date, the Remaining Tons to be Allocated to Series A at the end of the preceding period minus the Series A Preferred Tons for the year in question. “Remaining Tons to be Distributed to Series B” means, (i) as of December 31, 2024, the Initial Tons of Series B; and (ii) for each anniversary of such date, the Remaining Tons to be Allocated to Series B at the end of the preceding period minus the difference between (i) the LCE Tons Sold during the period and (ii) the Series A Preferred Tons. “Prohibited Transaction” means: (i) receiving, transferring, transporting, retaining, using, structuring, evading, or concealing proceeds derived from any criminal activity, including drug trafficking, fraud, and bribery of a Public Official; (ii) knowingly instigating or engaging in, financing, or supporting financially or in any other manner, sponsoring, facilitating, or providing assistance to any terrorist Person, activity, or organization; or (iii) participating in any transaction or conducting business with a “designated person,” namely, a Person appearing on any list published by the United States of America or the United Nations regarding money laundering, terrorist financing, drug trafficking, or economic or arms embargoes. “Adjusted Profit” means, for each year of the First Period, (i) the Company’s consolidated profit, less (ii) the Original Share Fixed Rate Benefit, and less (iii) the Non- Lithium Products Benefit. For purposes of calculating Adjusted Profit, the accounting principles set forth in Annex 5.2 shall apply. 2.1.2. The following terms are defined in the section or clause of this Agreement indicated in each case and, for the purposes of this Agreement, unless the context clearly indicates otherwise, have the meaning indicated in each case when they are capitalized: Defined Term Section or clause in which it is defined Series C Share 1.4.2 Series D Share 1.4.2 Additional Shares 7.1.4(ix)(b) Offered Shares 7.1.1 Signature Version 13 Series A Shares 1.4.2 Series B Shares 1.4.2 Aggregated Shares 7.2.2 Affected Shareholder 7.4.1 Compliant Shareholder 12.1.1 Non-Compliant Shareholder 12.1.1 Non-Selling Shareholder 7.1.1 Selling Shareholder 7.1.1 Shareholders Recitals Acceptance of the Offer 7.1.4(i) Partnership Agreement 1.3.1 Agreements Between the Parties 13.4 Partnership 1.3.1 Change of Control 7.4.1 CCHEN 1.3.2 CMF 4.2.3.2 CODELCO Recitals Audit Committee 4.6.1 Technical Committee 4.7.1 Loss Compensation 5.2.2.3 Notice of Intent to Sell 7.1.2 Preconditions 1.3.2 CORFO-SQM Contracts 1.3.3 CORFO-Tarar Contracts 1.3.3 CORFO 1.2.2 Loans 6.1.1 Disagreement 4.4.1 Disagreement Offtake 5.11.5 Right of Accretion 7.1.4(ix)(b) Right of First Refusal 7.1.4 Right of Co-Sale 7.2.1 Maximum Indebtedness 5.1.1(a) Minimum Debt 5.1.1(b) Merger Deeds 1.3.4 Preference Termination Date—First Period 1.4.2 Merger 1.3.4 IEAM Transfer 5.5.2.1 Liens Clause Three (iv) Tax on Dixin Company Contribution 5.5.3 Information for the Sale 7.1.4(viii) Confidential Information 8.1 Reserved Matters 4.3.4.1 Board Confidential Matters 4.3.4.1 Matters Reserved for the Board of Directors 4.2.12 Matters Subject to Policy 4.5.1 Tripartite Committee 1.2.1 Business 4.1 Notice of Disagreement 4.4.2 Notification of Disagreement Regarding Offtake 5.11.5 Offer to Sell 7.1.3 Default Call Option 12.2(i)

Signature Version 14 Default Put Option 12.2(ii) Agreement Recitals Parties Recitals Related Parties 11.1 Lock-up Period 6.2.1 Trading Period 4.4.5 Option Period 7.1.4(i) Belongings 1.3.3 Percentage Attributable to Series A 5.2.2.3 Loan for First Period Dividend Balance 5.3.5 SQM Loan for the First Period 5.6.1(b) First Period 1.4.1 IEAM Provisions 5.5.1.4 Accumulation Resolution 13.4(i) Second Period 1.4.1 Company Recitals SQM Recitals Commissioned Worker 4.14.1 Arbitration Tribunal 13.1 2.2. Rules of Interpretation The following rules of interpretation shall apply to this Agreement: (i) Terms in the singular include terms in the plural and vice versa, and terms of any gender include the other gender. (ii) Where the words “includes,” “included,” or “including” are used, they shall be understood to be followed by the phrase “without limitation,” “but not limited to,” or other similar expressions. (iii) Terms used in capital letters and expressly defined in this Agreement shall have the meaning given in such definition. Terms used in lowercase letters, and those in capital letters not expressly defined, shall instead be understood in their natural and obvious sense, according to the general usage of the same words. (iv) Any reference to a Person in a particular capacity includes a reference to their legal successors and assignees in such capacity and, in the case of authorities, to any Person succeeding them in their functions and powers. (v) Any reference to a legal provision includes a reference to provisions that amend or replace it from time to time. (vi) Any reference to a contract or legal instrument includes a reference to its amendments from time to time, provided that such amendments are made in compliance with the provisions set forth in this Agreement, if applicable. (vii) Unless expressly stated otherwise in this instrument, the headings and captions in this Agreement are included for reference only and shall not, in any way, limit or affect the interpretation or scope of this instrument. (viii) Unless otherwise stated in this instrument, references to clauses, sections, and annexes shall be construed as references to clauses, sections, and annexes of Signature Version 15 this Agreement, and the terms “such as” and “including” or other similar terms shall be understood as a reference to this Agreement as a whole, and not to a specific part thereof. (ix) The clauses and terms of this Agreement shall be deemed, for all legal and contractual purposes, to have been drafted by mutual agreement of the Parties. (x) For the purpose of expressing volumes of Lithium Products and Other Lithium Products in “LCE tons,” the equivalencies for each product set forth in Annex 2.1 shall apply. (xi) The amounts expressed in Dollars in Sections 4.2.12, 4.2.13, 5.11.5, and 11.9 shall be adjusted annually as of January 1, 2026, based on the change in the United States ’s Industrial Price Index over the preceding twelve (12) months from that date or the date of the last adjustment. (xii) An obligation or commitment by a Party to this Agreement to cause another Person to do or refrain from doing something shall mean the obligation of that Party to take all actions reasonably within its power and necessary to achieve such effect or result (to the extent that such actions are legally permitted). For the avoidance of doubt, the obligation to cause a Person to do or refrain from doing something implies more than a best-efforts commitment, but does not imply an obligation of result; rather, it shall have the consequences characteristic of a promise of another’s act under the terms of Article 1.450 of the Civil Code. THIRD CLAUSE: REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.- Each Shareholder represents and warrants to the other Shareholder that, as of this date: (i) it is a legal entity validly incorporated and in good standing under the laws of the Republic of Chile; (ii) the execution of this Agreement has been authorized by all of its internal bodies and authorities required by law to authorize it so that it is valid and legally binding, and that those appearing as its representatives in this Agreement are duly authorized to execute and enter into this Agreement on its behalf; (iii) this Agreement is a valid and binding contract for it; and (iv) it is the sole and exclusive owner of the Shares identified in Section 1.5.3.1 as its property, and such Shares are free from any and all liens, usufructs, encumbrances, prohibitions, attachments, and litigation, and are not subject to any actions for rescission, promises, or limitations on ownership (including limitations on the right to vote, use, enjoy, or dispose of the Shares) (the “Encumbrances”), and may freely dispose of them. Signature Version 16 CHAPTER II MANAGEMENT OF THE COMPANY ARTICLE FOUR: MANAGEMENT.— 4.1. Business of the Company The Company’s management shall focus exclusively on the conduct of its business. Such business consists of the extraction and production activities aimed at manufacturing the Business Products and their subsequent marketing (either directly or through its Subsidiaries or representative offices), which arise from the exploration and exploitation of the Properties (the “Business”). r the industrial manufacturing of products with higher added value than the Business Products shall not be considered part of the Business. The Business shall be conducted by adopting engineering and operational practices that enable, through efficient production processes and techniques, the achievement of optimal performance through the proper and effective use of the Company’s resources, with full respect for its environmental commitments. The Company shall be managed at all times under the general principle that it constitutes an economically and administratively independent entity, separate and distinct from each of its Shareholders; with its own corporate interest, which consists of maximizing its profits in compliance with applicable law and the commitments assumed at the Tripartite Table, which shall never be subordinated to the interest of one or more of its Shareholders considered individually, with the Company being managed in a fully autonomous manner. The Parties acknowledge and agree that the CORFO-SQM Agreements and CORFO-Tarar Agreements are essential to the Company and constitute the basis of its Business. Therefore, they undertake to strictly comply with them and to use their Best Efforts and cause the directors elected by them and the Company’s employees to use their Best Efforts to ensure that these contracts remain in force for at least the term provided for each of them, preventing their early termination, especially in the event that they become aware of, or receive notifications from CORFO informing them that events have occurred which, over time, their notification, or both, could constitute grounds for termination of said contracts. 4.2. Board of Directors The management of the Company shall be exercised by a board of directors in accordance with the rules, terms, and conditions set forth below : 4.2.1. Number of Directors and Election 4.2.1.1 During the First Term, the board of directors shall consist of six (6) members, who shall serve for two (2) years, may be reelected indefinitely, and shall be elected by the shareholders’ meeting in accordance with Article 66 of the Corporation Law. There shall be no alternate directors. To the extent that the shareholdings indicated in Section 1.4.2 above are maintained, each Shareholder shall be entitled to appoint three (3) directors. Signature Version 17 4.2.1.2 During the Second Term, the board of directors shall consist of seven (7) members, who shall serve for two (2) years, may be reelected indefinitely, and shall be elected by the shareholders’ meeting in accordance with Article 66 of the Corporations Act. There shall be no alternate directors. To the extent that the shareholdings indicated in Section 1.4.3 above are maintained, CODELCO shall be entitled to appoint four (4) directors and SQM shall be entitled to appoint three (3) directors. 4.2.1.3 In addition to not being subject to the disqualifications set forth in Articles 35 and 36 of the Corporations Act, the directors appointed by r the Parties must be persons of recognized standing and good reputation, and must meet the following requirements: (a) hold a professional degree from a program of at least eight (8) semesters’ duration, awarded by a state university or professional institute or recognized by the State, or an equivalent degree awarded by a foreign university, and demonstrate at least five (5) years of professional experience, whether continuous or not, as a director, manager, administrator, or senior executive in public or private companies, or in first- or second-level positions in public services; (b) not own more than five percent (5%) of the shares or rights of the Company’s competitors, nor be directors or employees of such competitors; provided that, for the purposes of this subsection (b), Persons who hold any of the aforementioned positions with respect to any of the Parties may serve as directors of the Company provided that such service is not contrary to applicable law; and (c) as of January 1, 2031, not be or have been a director, whether regular or alternate, of CODELCO Chile or SQM S.A. for more than ten (10) years, whether continuous or discontinuous. Notwithstanding the foregoing, if a director of the Company is simultaneously a director of any of the aforementioned companies, he or she shall not be required to resign from the position of director of the Company if, during his or her term, he or she completes ten (10) years as a director of any of the aforementioned companies, but he or she may not be re-elected as a director of the Company. 4.2.2. Chairman and Vice Chairman 4.2.2.1 During the First Term, the Chairman of the Board of Directors shall be elected from among the directors elected by the Series A Shareholder and shall serve for two (2) years. The Vice Chairman of the Board of Directors shall be elected from among the directors elected by the Series B Shareholder and shall serve for two (2) years. The person presiding over a board meeting shall not have a casting vote. 4.2.2.2 For the Second Term, the Chairman of the Board shall be elected from among the directors elected by CODELCO and shall serve for two (2) years, and the Vice Chairman of the Board shall be elected from among the directors elected by SQM and shall serve for two (2) years. The person presiding over a board meeting shall not have a casting vote.

Signature Version 18 4.2.2.3 The duties of the Chairman shall be as follows: (i) to preside over meetings of the Board of Directors and shareholders’ meetings; (ii) to convene meetings of the board of directors and shareholders’ meetings when appropriate or upon request in accordance with the provisions of this Agreement and the Company’s bylaws; and (iii) to comply with and enforce the provisions of the bylaws and the resolutions of the shareholders’ meeting and the board of directors. 4.2.2.4 The Vice President’s role shall be to replace the President in the event of the President’s absence or inability to perform his duties, in which case the Vice President shall assume all of the President’s functions. 4.2.2.5 The persons elected as Chairman and Vice Chairman of the Board of Directors may be reelected indefinitely. 4.2.3. Quorums for Meetings 4.2.3.1 During the First Term, board meetings shall be constituted with the attendance of at least three (3) directors with voting rights, provided that at least one (1) of them is a director elected by the Series B Shareholder. During the Second Term, the board may meet with the attendance of an absolute majority of the directors with voting rights. 4.2.3.2 Directors who, despite not being physically present at the meeting, are simultaneously and continuously connected to it through any of the technological means authorized by the Financial Market Commission (“CMF”) for companies subject to its supervision, in accordance with Article 47 of the Corporation Law, shall also be deemed to be present. In such cases, their attendance and participation in the meeting shall be certified under the responsibility of the chairman of the board of directors, or his or her designee, and the secretary of the board of directors, and this fact shall be recorded in the minutes of the meeting. 4.2.4. Majorities Required for the Adoption of Resolutions 4.2.4.1 Except in cases where the law, the bylaws, or this Agreement establish higher majorities, or where Matters Subject to Policy are involved, in which case Section 4.5 shall apply, resolutions of the board of directors shall be adopted by the affirmative vote of an absolute majority of the directors entitled to vote who are present at the meeting. 4.2.4.2 Notwithstanding the foregoing, in the event of a tie on any matter other than those for which the law, the bylaws, or this Agreement establish higher majorities, or in the case of Policy Matters to which Section 4.5 applies, during the First Term the tie shall be broken by the majority of votes of the directors elected by the Series B Shareholder who are present at the meeting. 4.2.5. Meetings and Notice 4.2.5.1 Board meetings shall be ordinary and extraordinary. The former shall be held on the dates and times predetermined by the board itself, shall not require a special call, and must be held at least once a month. The latter shall be held when specially convened by the Chairman of the Board (or the Vice Chairman, during the First Term), on his own initiative, or at the request of at least one Signature Version 19 (1) director, without the Chairman (or Vice Chairman, during the First Term), as applicable, being empowered to determine in advance the necessity of the meeting. 4.2.5.2 If the chairman or vice chairman of the board, as applicable, receives a written request from one or more directors to call a special meeting of the board, such meeting must be held within seven (7) days of the date the request was made. Notices of special meetings shall be issued by the means unanimously agreed upon by the board, and in the absence of such agreement, by letter sent via private courier to each director at least four (4) days prior to the meeting, with simultaneously sending a copy of the letter via email to each director and to each Party using the email addresses indicated in the following Fourteenth Clause. The notice of an extraordinary meeting must include a reference to the matters to be discussed at the meeting, and such notice may be omitted if all directors of the Company unanimously agree to hold the meeting. 4.2.5.3 It must be ensured that directors who wish to participate in board meetings through any of the technological means referred to in Section 4.2.3.2 may do so, in order to facilitate their participation if they are unable to be physically present. 4.2.5.4 The minutes of a board meeting must be signed and filed, if applicable, within the timeframe established in Article 48 of the Law on Corporations, and the resolutions adopted therein may take effect from the moment the minutes are duly signed by all participants in the meeting. Exceptionally, resolutions adopted by the board of directors may be implemented even if the signature of one or more directors who participated in the meeting is missing, provided that (i) the deadline for signing said minutes has expired, as indicated above, (ii) the secretary certifies that the minutes were made available to the directors in a timely manner for their signature and the recording of any reservations, and (iii) the minutes have been signed by directors who approved the respective resolution in a number sufficient to meet the majorities and requirements established in the Company’s bylaws and the Agreement for adopting such resolution. 4.2.6. Removal and Vacancy 4.2.6.1 If a permanent vacancy occurs in the position of any of the directors elected by one of the Shareholders, the board of directors shall appoint, as soon as possible, the replacement proposed by the Shareholder who elected the director who ceased to hold office, who shall serve until the date of the next regular meeting of the Company’s shareholders, at which the entire board of directors must be renewed. 4.2.6.2 If at any time a Shareholder wishes to replace any of the directors elected by him, and has been unable to obtain the resignation of the respective director, the Shareholder in question may request (y) that the Company’s board of directors call an extraordinary shareholders’ meeting within fifteen (15) days following the date on which the request was sent, which request may not be denied by the board of directors, or (z) the other Shareholders to convene such a meeting themselves in accordance with Article 60 of the Corporation Law within the same period, for the purpose of completely removing the Signature Version 20 current board of directors, with the sole purpose, with respect to such removal, being that the Shareholder in question replace said director. Once this right has been exercised, the Shareholders shall have the duty to attend and vote in favor of the removal of the board of directors at the extraordinary shareholders’ meeting and its renewal under the terms referred to above. 4.2.7. Management 4.2.7.1 During the First Term, the chief executive officer shall be appointed by the directors elected by the Series B Shareholder and the chief financial officer shall be appointed by the directors elected by the Series A Shareholder. The latter shall be elected from a list of candidates preselected by a leading executive search firm, in which executives proposed by any director of the Company may also participate, even if the proposed person is an employee of any of the Shareholders or their Related Parties. 4.2.7.2 During the Second Term, the Company’s CEO and CFO shall be appointed by a majority vote of the directors entitled to vote, from a shortlist of candidates pre-selected by a leading executive search firm. Such shortlisting shall not be necessary if the appointment of the manager in question has been agreed upon by a majority vote of at least five (5) directors entitled to vote. Executives proposed by any director of the Company may participate in the shortlisting process, even if the proposed person is an employee of any of the Shareholders or their Related Parties. 4.2.8. Remuneration of the Board of Directors The duties of a director of the Company shall be remunerated. The amount of the remuneration shall be agreed upon by the Parties prior to the ordinary shareholders’ meeting called to decide on the matter. In the absence of an agreement, the compensation shall consist of a per-session fee equal to the average of the compensation paid to directors by publicly traded corporations listed on the Selective Stock Price Index (IPSA), but excluding profit-sharing from those corporations or the Company. In any event, if any of the directors appointed by one of the Shareholders is unable or unwilling to receive remuneration (beyond reimbursement of expenses for their duties as a director), the Parties shall establish mechanisms to achieve that objective in the most efficient and neutral manner possible for the Company. 4.2.9. Liability for Directors’ Acts 4.2.9.1. To the fullest extent permitted by applicable law, each Shareholder agrees to take all actions that may be required to ensure that the directors that such Shareholder elects as members of the board of directors fully and timely comply with the terms of this Agreement and do not contravene (whether by vote or otherwise) this Agreement. 4.2.9.2. In the event that any of the directors appointed by the Shareholders fails to comply with the provisions of this Agreement, the Shareholder who elected such director shall be deemed to have breached its obligations under the Agreement and, subject to the provisions of Section 12.1.1, shall be subject to the applicable penalties and liabilities under this instrument. The foregoing is without prejudice to the obligation of the respective Shareholder to take Signature Version 21 all necessary measures to replace the director who has breached the agreement as soon as possible. 4.2.10. Management Powers The board of directors shall have all powers of management and disposition in the Company, except only those that applicable law, this Agreement, or the bylaws designate as exclusive to the shareholders’ meeting or that pertain to Matters Subject to Policy under this Agreement, which shall require an amendment thereto. The Board of Directors may delegate part of its powers to one or more directors, managers, assistant managers, senior executives, or attorneys of the Company; however, in all such delegations, the balances established by this Agreement for the approval of matters by the Board of Directors or the Shareholders must be maintained. 4.2.11. Information to the Board of Directors Without prejudice to the provisions of Article 39 of the Corporations Law, and subject to other applicable regulations, the Company shall promptly provide all directors with sufficient information to enable them to perform their duties in accordance with the law and to the best of their ability. 4.2.12. Matters Reserved for the Board of Directors The following matters shall require, for their approval, the affirmative vote of at least four (4) directors entitled to vote during the First Term and five (5) directors entitled to vote during the Second Term (the “Matters Reserved for the Board of Directors”). However, if the Reserved Matter of the Board in question is, in turn, a transaction with Related Parties in which one or more directors have an interest under the Corporations Act, the decision must be adopted unanimously by the directors not affected by the conflict, even if there are fewer than five: a. Establishment of subsidiaries or representative offices, dissolution of subsidiaries or closure of representative offices, and disposal of shares in the Company’s subsidiaries; b. Partnerships (joint ventures, with or without legal personality) with third parties; c. Subject to the provisions of Section 4.2.13, the development of business lines not included in the Business (whether or not they are part of the corporate purpose); d. The cessation of production of any of the Business Products currently sold by the Company; e. The granting of security interests or personal guarantees to secure obligations (i) of third parties when such obligations are not subject to a shareholders’ meeting, or (ii) of the Company or its Subsidiaries; f. The performance of acts or the execution of contracts without consideration;

Signature Version 22 g. The acquisition of fixed assets with an individual value exceeding [***] dollars (USD [***]) or an aggregate value exceeding [***] dollars (USD [***]) in a calendar year, except in the case of the replacement of plant and equipment that must be replaced and where such replacement is provided for in the annual budget approved by the board of directors; h. Disposal of fixed assets with an individual value exceeding [***] dollars (USD [***]) or an aggregate value exceeding [***] dollars (USD [***]) in a calendar year, except in the case of sales of obsolete assets or assets no longer used by the Company, provided that such sales of obsolete or unused assets are included in the annual budget or in projected non-operating income, in both cases previously approved by the board of directors; i. Execution of acts or the execution, amendment (including assignment), or early termination of contracts involving payments to or by the Company in amounts exceeding [***] dollars (USD [***]) annually, or [***] dollars (USD [***]) over the entire term of the contract, or contracts with a term exceeding five (5) years that cannot be terminated early by the Company without penalty upon no more than three (3) months’ prior notice, except in the case of contracts for the sale of Business Products to third parties that are (i) on market terms, and (ii) (x) for terms equal to or less than two (2) years, or (y) for annual volumes less than ten percent (10%) of the total sales volume for the twelve (12) months preceding the month in which the contract is entered into; j. The approval of a petition for the liquidation or reorganization of the Company or any of its Subsidiaries; k. The issuance of shares and the approval of the minimum offering price for shares representing a capital increase of the Company or its Subsidiaries, including for employee compensation plans; l. The filing of lawsuits against third parties or the acceptance of lawsuits filed against the Company or its subsidiaries, as well as settlements regarding disputes, whether judicial or extrajudicial, in each case where the dispute involves amounts that are undetermined or equal to or greater than [***] dollars (USD [***]); m. Any action having the effect or purpose of obtaining, modifying, or terminating the authorizations granted by CCHEN to the Company; n. With respect to the Salar Futuro Project, (i) the definition of its environmental and community aspects, (ii) the approval and submission of the environmental impact study, (iii) the submission of ICSARAs, (iv) the construction start date of the Salar Futuro Project, (v) the determination of and changes to the Estimated Start Date of Salar Futuro, (vi) the technical definitions regarding which at least two members of the Technical Committee recommend in writing to the board of directors that they be approved as Reserved Matters of the Signature Version 23 Board, and (vii) the determination of the specific functions and compensation of the Technical Committee; o. Execution of acts or the execution, modification (including assignment), or early termination of contracts with Government Authorities or with companies Controlled by the State of Chile that involve payments to the Company, or by the Company, for amounts exceeding, annually or over the life of the contract, [***] dollars (USD [***]) or contracts with a term exceeding twenty-four (24) months and that cannot be terminated early by the Company without penalty with advance notice of no more than three (3) months. p. The execution, modification (including assignment), or early termination of the CORFO-SQM Contracts or CORFO-Tarar Contracts, as well as the waiver of any right or the exercise of any option set forth therein; q. The approval of standard operating policies, or other general exceptions to the procedures for approving transactions with Related Parties; and r. The granting of powers to enter into any of the acts or contracts listed above or in Section 4.3.4. 4.2.13. New Product Development 4.2.13.1 In the event that any of the Parties, at any time during the term of this Agreement, wishes to propose that the Company develop one or more Historical Non-Lithium Products or Other Products of the Assets, it shall submit the proposal to the Board of Directors, accompanied by economic analyses and other background information supporting the merits of its proposal for the Company, including the risks to which the Company will be exposed. The Company may only develop Historical Non-Lithium Products or Other Products of the Assets if such development is approved by the quorums required to approve Reserved Matters of the Board of Directors. 4.2.13.2 Notwithstanding the foregoing, if the proposed product(s) are Legacy Non- Lithium Products and the Lock-Up Period has already expired, the Company may develop the product in question if the decision is adopted by the Board of Directors in accordance with Section 4.2.4.1. 4.2.13.3 On the other hand, if the proposed product(s) are Other Products of the Assets, and in the absence of Board agreement to approve it as a Reserved Board Matter, the Company may nevertheless develop the new business if the following cumulative requirements are met: (a) the Lock-Up Period has already ended, and (b) the Independent Expert, convened due to the Board of Directors’ failure to reach an agreement to approve it as a Board-Reserved Matter in accordance with Section 4.4, determines that the profitability of developing that Other Product of the Assets is attractive and justified for the Company considering the risks involved (the Independent Expert need not first determine whether the failure to develop the new product would negatively and significantly affect the Company). Signature Version 24 4.2.13.4 In the cases referred to in Sections 4.2.13.2 and 4.2.13.3, any director may request that each director justify their decision by explaining how, in their judgment or based on information provided by the Company’s management or external advisors, the production and marketing of the Historical Non- Lithium Products or the Other Products of the Assets are in the best interest of the Company, given its situation and the benefits and risks associated with such activities. 4.2.13.5 The foregoing restrictions shall not apply to the Company’s ability to conduct studies for the development of new lines of business related to Historical Non- Lithium Products or Other Products of the Assets, including the conduct of tests, pilot plans, or pilot projects, provided that such activities do not exceed an annual budget of [***] dollars (USD [***]). Starting in 2031, if the Company does not fully utilize said budget in a given year, the unused amount shall be carried over to the budget for the immediately following year, and so on. 4.2.13.7 For the avoidance of doubt, research and development related to efficiency improvements, obtaining better yields and quality in the production of the Business Products, including studies, tests, pilot programs, or pilot projects, constitute part of the Business and are not governed by the provisions of this Section. 4.2.13.8 Notwithstanding the foregoing, and for the avoidance of doubt, the Shareholders hereby agree that the Company may enter into the business of marketing Potash Products directly to third parties, that is, outside the Potash Offtake Agreement referred to in Section 2.16 of the Partnership Agreement, without this implying the development of a new product or subjection to the provisions of this Section 4.2.13, provided that any necessary government authorizations are obtained, including from the perspective of free competition. In any event, such decision, including the performance of the acts necessary to obtain the relevant government authorizations for such purposes and the timing of such acts, must be adopted by the Board of Directors, and for such purposes, given SQM’s interest therein as long as it remains a party to the Potash Offtake Agreement, it shall be deemed a transaction with a Related Party for the purposes of Section 4.9 and Section 4.12. 4.3. Shareholders’ Meetings 4.3.1. Majorities for the Adoption of Resolutions and Calculation of Quorums 4.3.1.1 Except in cases where the law or this Agreement establishes higher majorities or where Matters Subject to Policy are involved, to which Section 4.5 shall apply, decisions of shareholders’ meetings shall be adopted by the affirmative vote of the number of shares representing an absolute majority of the Company’s votes. 4.3.1.2 For the calculation of quorums and majorities during the First Period, it shall be understood that, notwithstanding the number of Shares actually held by each Shareholder, (i) all Series A Shares shall be entitled to a number of votes equal to the total number of Series B Shares minus two (2) (that is, Signature Version 25 absent a capital increase, this would amount to forty-nine million nine hundred ninety-nine thousand nine hundred ninety-seven (49,999,997) votes for the Series A Shares) and (ii) all Series B Shares shall be entitled to one vote per Share (i.e., forty-nine million nine hundred ninety-nine thousand nine hundred ninety-nine (49,999,999) votes for the Series B Shares). Consequently, the total votes of the Series B Shares will be more than half of the total of ninety-nine million nine hundred ninety-nine thousand nine hundred ninety-six (99,999,996) votes eligible to vote at shareholders’ meetings. For the avoidance of doubt, Series C Shares and Series D Shares shall not have voting rights nor shall they be counted for quorum or majority purposes, regardless of the resolution to be discussed (except when it specifically or generally refers to a modification or elimination of the preferences granted to the holders of such shares). 4.3.2. Ordinary and Extraordinary Meetings 4.3.2.1 Shareholders’ meetings shall be either ordinary or extraordinary. Ordinary shareholders’ meetings shall be those held to address the matters set forth in Article 56 of the Corporation Law once a year within the first four months, subject to any modifications regarding this matter contained in this Agreement. All other meetings shall be extraordinary shareholders’ meetings. 4.3.2.2 The manner and timing of calling shareholder meetings, the formalities and requirements for issuing notices of such meetings, the number and timing of notices to be published for that purpose, and the newspaper in which they are published, as well as the manner in which shareholders may attend such meetings, whether in person or by proxy, shall be governed by the provisions of the Company’s bylaws and, in the absence thereof, by the Corporation Law. 4.3.3. Quorum for Shareholders’ Meetings For a shareholders’ meeting to be validly convened on first call, the presence of at least the number of shares representing fifty percent (50%) plus one of all votes that may be cast by the Company’s shareholders shall be required. In the case of a second call for a shareholders’ meeting, the meeting shall be validly convened with the shareholders in attendance. 4.3.4. Matters Reserved for Shareholders’ Meetings. 4.3.4.1 The following matters shall require, for their approval, the affirmative vote of at least two-thirds (2/3) of the Company’s issued shares with voting rights (the “Matters Reserved for Shareholders’ Meetings” and these, together with the Matters Reserved for the Board of Directors, the “Reserved Matters”): (a) Amendments to the bylaws of the Company or its Subsidiaries; (b) Issuance of new shares (paid-in or par value) and securities convertible into shares of the Company or its Subsidiaries; (c) The approval and valuation of contributions of assets other than cash and the declaration and payment of dividends or distributions other than cash by the Company or its Subsidiaries;

Signature Version 26 (d) The acquisition by the Company or any of its Subsidiaries of shares issued by itself; and (e) Matters listed in Article 67 of the Corporations Act or any others that, pursuant to the Corporations Act, require, for their approval, the affirmative vote of at least two-thirds (2/3) of the issued shares with voting rights, whether the matter concerns the Company or any of its Subsidiaries. 4.3.4.2 Matters relating to the modification or elimination of any of the preferences granted to Series C Shares or Series D Shares may only be approved with the affirmative vote of the shareholders holding shares of the affected Series. 4.3.5 Lack of Agreement In the event that the Parties fail to reach an agreement regarding any Reserved Board Matter, and provided that the matter has been discussed at least two (2) consecutive shareholder meetings, with a time interval of at least ten (10) days between them, the Reserved Matter in question shall not be implemented, and the procedure described in Section 4.4 below shall not apply. 4.4. Failure to Reach Agreement on the Board 4.4.1 In the event of a lack of agreement among the Parties regarding any Reserved Board Matter, and provided that the matter has been discussed at least two (2) consecutive board meetings, with a time interval of at least ten (10) days between each, a disagreement (“Disagreement”) shall be deemed to exist, and the provisions of this Section 4.4 shall apply. For the purposes of counting the two (2) board meetings referred to above, those meetings that, having been duly convened to address a Reserved Board Matter, were not held due to a lack of quorum resulting from the absence of directors appointed by either Party shall also be considered. 4.4.2 Within ten (10) days following the date of the second board meeting that gave rise to the Disagreement, either Party may put this on record by sending written notice to the other Party, in which it must indicate that the aforementioned requirements are met, identifying in detail the Reserved Board Matter regarding which no agreement could be reached (“Notice of Disagreement”). 4.4.3 The Notice of Disagreement must include a list of at least five (5) Persons who meet, with respect to the proposing Party, the standard of Independent Expert and who could mediate or resolve the Disagreement in the event that the Parties fail to reach an agreement on it and the circumstance described in Section 4.4.6 is verified. Such list shall be ranked according to the proposing Party’s preference, with the first expert being its top choice and the fifth its least preferred. Furthermore, if the expert provides services through an Entity, information regarding such Entity must also be included, along with a statement from the proposing Party that, to the best of its knowledge and belief, the proposed experts meet the standard to serve as Independent Experts. 4.4.4 Within five (5) days of receiving the Notice of Disagreement, the Parties shall enter into negotiations in good faith, to be conducted between, on the one hand, the chairman of the board or the chief executive officer of CODELCO and, on the Signature Version 27 other hand, the chairman of the board or the general manager of SQM. No later than the Business Day prior to the first meeting to be held, the Party that has received the Notice of Disagreement shall select in writing one of the candidates for Independent Expert identified therein or propose in writing five (5) Persons who meet, with respect to said Party, the standard of Independent Expert and who could resolve the Disagreement in the event that the Parties fail to reach an agreement on the matter and the circumstance referred to in Section 4.4.6 is verified. If the Party that received the Notice of Disagreement does not select or propose candidates in accordance with the terms set forth herein, the Person listed first on the list included in the Notice of Disagreement shall be deemed the selected Independent Expert; and if such Person is unable or unwilling to assume the appointment, the next Person in the order of priority indicated in the Notice of Disagreement shall be selected. If the Party that received the Notice of Disagreement proposed experts in accordance with the terms set forth herein, at the first meeting the Party that sent the Notice of Disagreement may select one of the candidates proposed by the other Party as the Independent Expert. If no agreement is reached on the person of the Independent Expert during the Negotiation Period, the appointment of the Independent Expert shall be made by the Arbitral Tribunal appointed in accordance with Clause Thirteen from among the experts included in the lists of each of the Parties. In this case, the Arbitral Tribunal shall be constituted for the sole purpose of appointing the Independent Expert, and all time limits agreed upon in Clause Thirteen shall be reduced by half. 4.4.5 If the Disagreement remains unresolved thirty (30) days after the Notice of Disagreement is sent (the “Negotiation Period”), the Reserved Matter in question shall not be implemented, unless the circumstance indicated in Section 4.4.6 below applies. 4.4.6 Notwithstanding the foregoing, if the Disagreement concerns one or more Reserved Matters, the failure to reach agreement on which could negatively and significantly affect the Company’s interests, either Party may refer the matter to the Independent Expert appointed in accordance with the preceding provisions, who must be notified by either Party of such circumstance within five (5) days following the day on which (i) the Negotiation Period has ended without an agreement having been reached between the Parties, or (ii) the Arbitral Tribunal has been appointed, as applicable. It is expressly noted that a Disagreement regarding the Reserved Matters of the Board of Directors indicated in subparagraphs (c) (subject to the provisions of Section 4.2.13), (e) (with respect to subparagraph (i)), (f), (o), and (p) of Section 4.2.12 shall in no event entitle the Parties to resort to the Independent Expert, and therefore, the lack of agreement regarding such Reserved Matters of the Board shall completely prevent their implementation. 4.4.7 Once the Independent Expert has been notified of the need for their advisory services and the commercial terms of such services have been agreed upon (which shall in any event include a liability waiver in favor of the Independent Expert, except in cases of willful misconduct or gross negligence attributable to the Independent Expert) and the appointment has been accepted, the Independent Expert shall have a period of twenty (20) Business Days to determine whether the lack of agreement could indeed negatively and significantly affect the Company’s interests and, if so, to propose terms of Signature Version 28 agreement to the Parties to resolve the Disagreement. In the event that such terms are not accepted by the Parties, the Independent Expert shall have an additional period of ten (10) Business Days to issue a definitive, final, and binding decision for the Parties regarding the Disagreement, as it shall be understood that the Independent Expert’s decision has been made as a legitimate business decision and not as the resolution of a dispute subject to arbitration, in accordance with the procedure agreed upon by the Parties and in the best interests of the Company. The Parties, by mutual agreement, may agree to extend this period, taking into account the urgency with which the matter must be resolved and the subject matter involved. The Independent Expert’s decision may not be challenged before the Arbitral Tribunal or in ordinary courts. 4.4.8 Once the Disagreement has been resolved, with or without the intervention of the Independent Expert, the Parties shall take, and cause the directors elected by them to take, all actions necessary to obtain the board’s approval and implementation of the solution reached by the Parties or the Independent Expert’s decision, as applicable, within two (2) Business Days following the resolution of the Disagreement. In the event that the Independent Expert determines that the lack of agreement does not meet the standard of being capable of negatively and at the same time significantly affecting the interests of the Company, the decision of the Independent Expert shall prevail and the Reserved Matter shall not be implemented. 4.4.9 The fees for the Independent Expert’s services to the Parties shall be paid by the Company and shall consist of a single payment, in a fixed amount, and in any event upon resolution of the Disagreement, whether such resolution is because the Independent Expert determined that the Disagreement does not negatively and significantly affect the Company, because it is the result of a final decision by the Independent Expert regarding the Disagreement, or because it is the result of an agreement between the Parties after the Independent Expert accepted the engagement. 4.5. Matters Subject to Policy 4.5.1 The Matters Subject to Policy are as follows: (i) director compensation, governed by Section 4.2.8, (ii) debt policy, governed by Section 5.1, (iii) dividend policy, governed by Sections 5.2, 5.3, 5.4, and 5.5, (iv) financial policy, governed by Section 5.6, and (v) annual budget and cash flow projection, governed by Section 5.9 (the “Matters Subject to Policy”). 4.5.2 Resolutions regarding Policy Matters adopted by the Company’s board of directors or shareholders’ meeting shall be subject to the normal quorums established in this Agreement to the extent that the resolution in question complies with the policy defined in this Agreement for that matter. 4.5.3 Any change to the Matters Subject to Policy or any agreement that does not conform to the policy defined in this Agreement for that matter shall always require the agreement of both Parties under this Agreement, as it constitutes an amendment thereto, which, depending on the matter, may be implemented (i) by the unanimous consent of both Parties if it is a matter for the shareholders’ meeting, (ii) the affirmative vote of all directors appointed by both Parties if it Signature Version 29 is a matter for the board of directors, or (iii) the signing of an amendment to the Agreement if it is none of the foregoing. For the avoidance of doubt, Matters Subject to Policy are not Reserved Matters and, therefore, are not subject to the procedures set forth in Section 4.4 regarding Disagreements. 4.6. Audit Committee 4.6.1 The Company shall have an audit committee (“Audit Committee”) composed of three (3) directors that shall perform the functions referred to in Article 50 bis of the Corporations Act and such other functions as may be conferred upon it by law and the regulations issued by the CMF, as well as those pertaining to the Parties’ compliance programs. 4.6.2 Two of the members of the Audit Committee shall be appointed by the directors elected by the Shareholder that does not consolidate the Company’s results in the respective period, and the third member shall be appointed by the directors elected by the other Shareholder. 4.6.3 The Audit Committee shall be responsible for the selection, appointment, and removal of the Company’s crime prevention officer, who shall report functionally to said committee and administratively to the General Manager. The remuneration of the crime prevention officer and his operating budget shall be approved by the Board of Directors. 4.7. Technical Committee 4.7.1 The Company shall have a technical committee (“Technical Committee”) until the first anniversary of the Commercial Operation Date of Salar Futuro, which shall consist of four (4) members appointed by the board of directors, two (2) of whom shall be nominated by CODELCO, and the other two (2) shall be nominated by SQM, provided that the shareholdings indicated in Section 1.4.2 above do not undergo significant changes. Directors of the Company may not serve on the Technical Committee. The members of the Technical Committee shall remain in office as long as the Shareholder who nominated them does not request their replacement. If CODELCO or SQM requests the replacement of a member of the Technical Committee or if a permanent vacancy arises among them, the board of directors shall appoint, as soon as possible, the replacement proposed by the Shareholder who had nominated the member who ceased to hold office. 4.7.2 The purpose of the Technical Committee shall be to analyze and supervise, from a technical standpoint, the development of the Salar Futuro Project (or any major expansion of operations occurring prior to the first anniversary of the Salar Futuro Commercial Operation Date), submitting its recommendations to the general manager and the Company’s board of directors. To this end, the members of the Technical Committee must be professionals of recognized prestige and reputation, with extensive experience in the field of mining or related fields, and in the development of projects similar or equivalent to the Salar Futuro Project. The specific functions of the Committee shall be determined by the Board of Directors.

Signature Version 30 4.7.3 The members of the Technical Committee shall be compensated. The remuneration of the members of the Technical Committee shall be set annually by the Company’s board of directors. In any event, if any of the committee members appointed by one of the Shareholders is unable or unwilling to receive remuneration (beyond reimbursement of expenses for their duties as a member of the Technical Committee), the Parties shall establish mechanisms to achieve that objective in the most efficient and neutral manner possible for the Company. 4.7.4 The Technical Committee shall meet at least once (1) a month, or more frequently if so determined by the Board of Directors. 4.8. Oversight of Management 4.8.1 The Company’s financial statements shall be audited by the external audit firm designated annually by the ordinary shareholders’ meeting, with preference given, unless there are compelling reasons to the contrary, to the external audit firm that audits the Party that consolidates the Company’s financial statements. For this purpose, the Audit Committee shall make a non-binding recommendation to the Board of Directors, which, in turn, shall make a non- binding recommendation to the shareholders’ meeting. Such a recommendation may not be made to an external audit firm other than Deloitte, KPMG, EY, or PwC. If the same external audit firm audits the Company’s financial statements for more than three (3) consecutive years, it may only be appointed if it is agreed to rotate the partner in charge of the audit. 4.8.2 The Company may also engage the external audit firm to provide services other than the audit service, in which case the Audit Committee must approve such engagement. 4.8.3 Notwithstanding the foregoing, each Party may, at its own expense, conduct the reviews it deems necessary to oversee the Company’s operations and/or comply with its own internal control requirements, provided that such reviews do not constitute parallel audits or hinder the normal conduct of the Company’s activities. 4.9. Transactions with Related Parties 4.9.1 The Company’s transactions with its Related Parties or transactions described in Article 146 of the Corporations Act shall be governed by rules and procedures equivalent to those applicable to publicly traded corporations, without prejudice to the provisions of Section 4.2.12, which shall prevail. In this regard, the board of directors may, in accordance with the majorities set forth in said section, exempt from prior approval (i) transactions that fall within a policy of routine transactions defined by the board itself, (ii) transactions that are not of a material amount, and (iii) transactions with Subsidiaries of the Company. For the avoidance of doubt, the initiation, withdrawal, and settlement of disputes between the Company and one of the Shareholders or their Related Parties shall be considered transactions with Related Parties. Signature Version 31 4.9.2 The Parties expressly acknowledge that, except with respect to the initiation, withdrawal, and settlement of disputes, for the purposes of this Agreement, the State of Chile, CORFO, CCHEN, or any body forming part of the state administration or any Government Authority or other State-Controlled Entity with which the Company has entered into a contract in accordance with subsection (o) of Section 4.2.12. 4.9.3 For the avoidance of doubt, the amendment (including assignment), extension, or renewal (express or implied), or early termination of contracts between the Company and the Shareholders and their Related Parties that (i) were entered into or are to be entered into pursuant to the provisions of the Articles of Association and this Agreement or (ii) were entered into prior to the date of execution of the Articles of Association and remain in effect as of the Effective Date of the Association, shall be deemed a transaction of the type described in Article 146 of the Law on Corporations. 4.10. Access to Information 4.10.1 Throughout the term of the Agreement, the Company shall provide the Shareholders with information equivalent to the information that publicly traded corporations are required to provide to their shareholders, the CMF, and the general public from time to time. Additionally, and so that each Shareholder may fulfill its accounting, tax, and regulatory obligations and requirements, the Company shall provide the Shareholders with any additional information they may reasonably require. 4.10.2 With respect to the disclosed information, the Shareholders agree to: (i) use it exclusively for the purpose for which it was provided by the Company; (ii) treat it as Confidential Information; and (iii) not disclose it to third parties except as authorized by Clause Eight. 4.10.3 Likewise, the directors of the Company may share information about the Company with the Shareholder who elected them, and such information shall be subject to the provisions of Clause Eight. 4.11. Management of Subsidiaries The Company’s Subsidiaries shall be managed, shall make their decisions, and shall be governed by the provisions of Clause Four of this Agreement for the Company mutatis mutandis, with the Parties and the Company committing to enforce and respect the provisions set forth herein. This implies, for example, that decisions regarding Reserved Matters at the level of a Subsidiary of the Company must be adopted by the Company’s board of directors or shareholders’ meeting, as applicable, in compliance with the special quorums established in this instrument. Likewise, for those Subsidiaries that cannot be managed directly by the Company, the composition of the members of their collegiate management bodies must reflect the same balance and composition, to the maximum extent permitted by applicable law, as the Company’s board of directors. 4.12. Activities of the Shareholders Signature Version 32 Unless otherwise provided by applicable law, the Shareholders shall have no restrictions whatsoever on independently carrying out their mining, production, industrial, and commercial activities and on receiving all benefits derived from such activities, without the need to consult or request authorization and without any obligation to the other party. The foregoing expressly includes the unrestricted conduct of any mining, production, industrial, and commercial activity, including those related to products equivalent to the Business Products that do not originate from the Properties. Shareholders may utilize for themselves commercial opportunities related to such products, unless such opportunities relate exclusively to the Company within the scope of the Business, in which case they must comply with the provisions of Article 148 of the Law on Corporations. For the conduct of any activity requiring Business Products, the acquisition of such Business Products by the respective Shareholder shall be governed by the corresponding contract and treated as a transaction with a Related Party in accordance with Section 4.9. 4.13. No Poaching During the term of this Agreement, neither Party shall solicit, nor shall it permit any of its representatives or other Entities under its Control, whether for themselves or for any other Entity, to induce, recruit, or encourage any employee of the Company or its Subsidiaries to terminate their employment relationship and enter into a new one with such Party or any Entity within its Business Group. This obligation shall remain in effect for a period of one (1) year from the date of termination of this Agreement. The foregoing restriction shall not apply to solicitation or recruitment (or any hiring resulting from such solicitation or recruitment) that is not specifically directed at executives or employees of the Company, or in the event that such executives or employees have voluntarily resigned from the Company, without intervention by one of the Shareholders, as applicable, or have been terminated by the Company. 4.14. Secondments. 4.14.1 During the First Period, the Shareholders may designate, at their own cost and responsibility, on a secondment basis, a specified number of their employees to observe how certain positions and functions are carried out at the Company level, without interfering with the conduct of the Company’s operations or with the performance of the duties and obligations of the Company’s employees who perform the tasks to be observed (the “ d Employee”). The number of d Employees may not exceed one (1) per position or function, nor eight (8) simultaneously across all positions and functions. The Designated Employee may report directly to the Shareholder who appointed him or her. The general manager may, upon justifying his or her request, require the respective Shareholder to remove and replace the Designated Employee. In such a case, the respective Shareholder may appoint a different Designated Employee to replace him or her in accordance with the rules of this Agreement. 4.14.2 For the purposes of appointing Commissioned Employees, the Shareholder must simultaneously send a written notice to the general manager and the other Signature Version 33 Shareholder, indicating the name of the person they wish to appoint and the position they will hold, as set forth in Section 4.14.1 above, and must attach the credentials of the respective employee for this purpose. Payments and compliance with all applicable social security and labor obligations pertaining to the Appointed Employees shall be the sole responsibility of the appointing Shareholder, who shall at all times hold the Company and the other Shareholder harmless from any claim, action, suit, demand, cost, loss, penalty, penalty, or fine arising from, or related to, the presence of the Assigned Employee in the Company’s activities. The Shareholder designating the Assigned Employee shall also be responsible for ensuring the employee completes the necessary training, obtains the required certifications, and meets all other requirements to gain access to the Company’s facilities. 4.14.3 It is hereby expressly stated that the Commissioned Workers shall not, under any circumstances or for any purpose (particularly with regard to workplace safety), be employees, subordinates, dependents, contractors, or subcontractors of the Company. CLAUSE FIVE: FINANCIAL AND COMMERCIAL MATTERS 5.1. Debt Policy 5.1.1 Until June 30, 2030, the Company will have no limit on its borrowing capacity. From July 1, 2031, until the earlier of (i) January 1, 2040, or (ii) the first anniversary of the Salar Futuro Commercial Operation Date, the Company will have a debt policy that considers: (a) a maximum debt level of three point five (3.5) times the Company’s Net Debt/EBITDA ratio, provided that such debt level must be consistent with the condition that, once the respective policy is applied, the Company maintains a credit risk rating (the Company’s own credit rating, without considering the effect of being a subsidiary of CODELCO) equal to or better than “investment grade” (Baa1 or BBB, according to Moody’s, S&P, or Fitch) for its unsubordinated, long-term debt denominated in U.S. dollars (“Maximum Indebtedness”); and (b) a minimum debt level equal to one (1.0) times the Company’s Net Debt/EBITDA ratio (“Minimum Debt Level”). 5.1.2 Upon expiration of the term referred to in Section 5.1.1 above, the Maximum Indebtedness shall be two point five (2.5) times the Net Debt/EBITDA ratio, with the other rules regarding said Maximum Indebtedness and Minimum Indebtedness remaining unchanged. It is expressly stated that if the Maximum Indebtedness exceeds the limit set forth in this Section 5.1.2, that fact alone shall not constitute a breach of the indebtedness policy, without prejudice to the consequences and restrictions set forth for the case of exceeding the Maximum Indebtedness in Sections 5.2 through 5.6 below. 5.1.3 Since the Maximum Indebtedness is a threshold that limits the incurrence of new debt, nothing in this Agreement obligates the Parties to approve, or the

Signature Version 34 Company to carry out, capital increases to comply with the Maximum Indebtedness. 5.2. Dividends During the First Period 5.2.1 During the First Term, the Company’s dividend policy shall be to make distributions in the amounts, in the manner, and at the times indicated in this Section 5.2, and, if applicable, adjusted as provided in Section 5.5. 5.2.2 For each fiscal year within the First Period, determined no later than April of the following year for each such year, based on the Company’s audited financial statements as of December 31 of the respective fiscal year, the Company shall distribute dividends to Series A and Series B, respectively, in accordance with the following methodology: 5.2.2.1 If the Remaining Tons to be Distributed to Series B at the end of the respective fiscal year are greater than the Remaining Tons to be Distributed to Series A at the end of the respective fiscal year, the dividends for the period shall be distributed as follows: (a) the product of (i) Adjusted Profit and (ii) the Series A Proportion shall be distributed to Series A; and (b) (i) Adjusted Profit, plus (ii) the Original Share Fixed Rate Benefit, plus (iii) the Non-Lithium Product Benefit, minus (iv) the amount of dividends to Series A established in paragraph (a) above, shall be distributed to Series B. 5.2.2.2 If the Remaining Tons to be Distributed to Series B at the end of the respective annual period are equal to or less than the Remaining Tons to be Distributed to Series A at the end of the respective annual period, the dividends for the period shall be distributed as follows: (a) the product of (i) Adjusted Profit and (ii) the quotient of (y) Series A Preferred Tons and (z) LCE Tons Sold shall be distributed to Series A; (b) the product of (i) Adjusted Profit and (ii) the quotient of (A) the difference between (1) the Remaining Tons to be Distributed to Series B at the end of the prior period and (2) the Remaining Tons to be Distributed to Series A at the end of the current period and (B) the LCE Tons Sold; shall be distributed to Series B; (c) the Original Share Fixed Rate Profit, plus the Non-Lithium Products Profit, shall be distributed to Series B; and (d) if the Adjusted Profit minus the amounts determined in subparagraphs (a) and (b) above results in an amount greater than zero, such amount shall be distributed to Series A and Series B in proportion to their number of shares. In the first year in which the condition mentioned in this Section 5.2.2.2 occurs, the distribution rules in subparagraphs (a) through (d) shall apply. For all subsequent periods, once such condition is met, dividends through fiscal year 2030 shall be distributed as follows: Signature Version 35 (e) the Original Share Fixed Rate Benefit plus the Non-Lithium Products Benefit shall be distributed to Series B; and (f) the Adjusted Profit shall be distributed to Series A and Series B in proportion to their number of shares. 5.2.2.3. In the event that the Adjusted Profit for any fiscal year of the First Period is negative, the distribution rules set forth in Sections 5.2.2.1 and 5.2.2.2 above shall not apply; rather, the following mechanism shall be followed: (a) The percentage of the loss attributable to Series A (the “Percentage Attributable to Series A”) shall be calculated as the quotient of: (i) all tons attributable to Series A during that fiscal year in accordance with Sections 5.2.2.1 and 5.2.2.2 above; and (ii) the LCE Tons Sold. (b) If the Percentage Attributable to Series A is less than fifty percent (50%), an amount (the “Loss Compensation”) shall be calculated equal to: i) the product of (x) the difference between (A) one and (B) twice the Percentage Attributable to Series A and (y) the absolute value of the Adjusted Profit; minus ii) the sum of (x) the Original Fixed-Rate Benefit and (y) the Non- Lithium Products Benefit. If the Loss Compensation is a positive number, SQM will pay the Company such amount, by way of compensation, against future dividend payments applicable to the Series B Shares. In this case, the Loss Compensation will be recognized as revenue for the Company, but will not be considered an “ ” for the calculation of Adjusted Income. This compensation will be recorded as an account receivable from SQM by the Company and will be offset against any account payable the Company may have to SQM, if any, or against future dividend distributions in favor of SQM. In the event that the Loss Compensation is a negative number, such amount, in absolute value, shall be distributed to Series B against the current year’s earnings or retained earnings, as applicable. (c) If the Percentage Attributable to Series A is equal to or greater than fifty percent (50%), there shall be no indemnification by any of the Parties to the Company, and SQM shall in any event be entitled to receive the Original Share Fixed Rate Benefit and the Non-Lithium Products Benefit. 5.2.3 In the event that, where there is a Cash Surplus, the Parties agree to make additional cash distributions during the First Period charged to retained earnings, such distributions shall be made in proportion to the total number of Series A Shares and Series B Shares. Such distributions may be made only after (i) all cash distributions under Section 5.2.2 above have been made, (ii) having paid in full the Account Payable to SQM (as such term is defined in the Signature Version 36 Partnership Agreement), and (iii) having paid to SQM any First Period SQM Loan that is outstanding at the time the additional distribution is agreed upon. 5.2.4 For the purposes of effecting the distribution of dividends pursuant to this Section 5.2, the Company shall deliver to the Shareholders, as soon as they are available, but in no event later than their distribution to the members of the Company’s board of directors, (i) the Company’s audited financial statements as of December 31 of the respective fiscal year and (ii) the amounts of Adjusted Profit, the Original Contribution Fixed Rate Profit, and the Non-Lithium Products Profit, all corresponding to the prior fiscal year, and the background information and supporting documentation for the calculation of those amounts, and (iii) the amount of dividends to be distributed to Series A and Series B for the respective fiscal year. 5.2.5 Either Party may object to the amounts indicated above within thirty (30) days of receiving the information sent by the Company. Once that period has expired and an objection has been filed, either Party may send a Notice of Disagreement in accordance with Section 4.4, and the procedure set forth in that section shall be followed with the following modifications: (i) no Negotiation Period shall be deemed to exist following the Notice of Disagreement, (ii) once the Independent Expert has been appointed, the Independent Expert shall determine the amount of dividends to be distributed to Series A and Series B for the respective fiscal year, for which purpose the lack of agreement shall always be deemed to adversely and significantly affect the interests of the Company. 5.2.6 If no objection has been filed or once the amount of dividends to be distributed has been determined by the Independent Expert in accordance with Section 5.2.5 above, the Parties agree to attend the Company’s annual shareholders’ meeting each year during the First Period and vote in favor of the distribution of dividends to Series A and Series B in accordance with the provisions of this Section 5.2. 5.2.7 Nothing in the preceding sections shall be construed as a restriction on the board of directors, pursuant to Article 79 of the Corporations Act, from distributing the dividends set forth herein as interim dividends, provided that it always respects the dividend distribution preferences associated with the Series A Preferred Shares and other provisions of the Agreement. Furthermore, the Board of Directors shall decide on a quarterly basis whether or not to distribute interim dividends. 5.3. Dividends for the year 2031 5.3.1 No later than the last business day of April 2031, based on the Company’s audited financial statements as of December 31, 2030, dividends for Series A and Series B for the 2030 fiscal year shall be distributed in accordance with the dividend calculation methodology for the First Period set forth in Section 5.2 above and, if applicable, (i) those extraordinary dividends to Series A and Series B established in sections 5.3.2 and 5.3.3 below, respectively, and (ii) those dividends and/or dividend adjustments that may be applicable pursuant to Section 5.5. Signature Version 37 5.3.2 In the event that, for any reason, the sum of the Series A Preferred Tons considered in the calculation of distributions during the First Period, including fifty percent (50%) of the tons corresponding to the distributions indicated in Section 5.2.2.2, subparagraphs (d) and (f), is less than two hundred and one thousand (201,000) tons, an extraordinary dividend shall be distributed out of retained earnings, or an interim dividend out of the earnings for 2031, to Series A equal to the product of: (a) the Adjusted Profit for the year 2030 divided by the LCE Tons Sold for the year 2030; and (b) the difference between (i) two hundred and one thousand (201,000) tons and (ii) the sum of the Series A Preferred Tons considered in the calculation of distributions during the First Period, including fifty percent (50%) of the tons corresponding to the distributions indicated in Section 5.2.2.2, subsections (d) and (f). 5.3.3 In the event that the Remaining Tons to be Distributed to Series B at the end of 2030 are greater than zero (0), a special dividend shall be distributed against retained earnings, or an interim dividend against 2031 earnings, to Series B equal to the product of: (a) the Adjusted Profit for the year 2030 divided by the LCE Tons Sold for the year 2030; and (b) the lesser of: (i) the LCE Tons in Inventory at Subsidiaries as of December 31, 2030; (ii) the Remaining Tons to be Distributed to Series B as of December 31, 2030; and (iii) eighty thousand (80,000) LCE tons 5.3.4 Any dividend in excess of that calculated in accordance with the preceding paragraphs of this Section 5.3 that is paid on or before the First Preference Termination Date shall be distributed to Series A and Series B in proportion to their number of shares. 5.3.5 If, on the last business day prior to the First Period Preference Termination Date, there are insufficient cash funds to distribute the amounts set forth in this Section 5.3, each shareholder shall grant a loan to the Company, in proportion to the amount each series is entitled to receive, under the same terms and conditions as those established for the SQM Payable Account (each such loan being the “First Period Dividend Balance Loan”). 5.3.6 For the purposes of effecting the distribution of dividends pursuant to this Section 5.3, the provisions of Sections 5.2.4, 5.2.5, and 5.2.6 shall apply. Furthermore, the Parties agree to attend the Company’s annual shareholders’ meeting each year during the First Period and to vote in favor of the distribution of dividends in accordance with the provisions of this Section 5.3. 5.4. Dividends During the Second Period

Signature Version 38 5.4.1 Upon the First Period Preference Termination Date, and subject to: (a) the full repayment of the First Period Dividend Balance Loan to CODELCO; (b) full payment of the First Period Dividend Balance Loan to SQM; (c) full payment of the Account Payable to SQM outstanding at the end of the Transition Period; (d) full payment of any First Period SQM Loan and any other amount owed to CODELCO or SQM as of the First Period Preference Termination Date, with the exception of those accounts payable related to Transitional Service and Supply Contracts (as defined in the Partnership Agreement) or other accounts payable arising from operational relationships (i.e., from the sale of goods and/or the provision of services); (e) full payment of any loans granted during the Second Period by any of the Shareholders pursuant to Section 5.6.2(iii) (other than First Period Dividend Balances); and (f) in general, compliance with the Company’s financial policy set forth in Section 5.6 below, the Company shall distribute in cash at least one hundred percent (100%) of the profits for each fiscal year, determined no later than April of the following year for each such fiscal year, based on the Company’s audited financial statements as of December 31 of the respective fiscal year, with each Shareholder receiving the amount of profits corresponding to them in proportion to their respective equity interest in the Company. The foregoing shall be subject to the following exceptions: (i) If, upon distributing a dividend equal to one hundred percent (100%) of the net income for the fiscal year, the Company’s indebtedness exceeds the Maximum Indebtedness, the Company may only distribute the maximum possible dividend that allows it to comply with the Maximum Indebtedness, provided that the dividend may not be less than thirty percent (30%) of the net income for the fiscal year. For the avoidance of doubt, this mandatory minimum dividend shall apply only after the loans and accounts payable referred to in subparagraphs (a) through (d) of this Section 5.4.1 have been paid off. (ii) If, upon distributing a dividend of one hundred percent (100%) of the net income for the fiscal year, the Company’s indebtedness is less than the Minimum Indebtedness, the Company shall distribute a special dividend (in addition to one hundred percent (100%) of the net income for the fiscal year) out of retained earnings, in an amount sufficient to enable it to comply with the Minimum Indebtedness. 5.4.2 For the avoidance of doubt, the list of accounts that must be settled for the payment of dividends pursuant to Section 5.4.1 above constitutes an order of priority in the payment of such accounts in accordance with the following rules: (i) the accounts indicated in subsection (a) shall be paid first to CODELCO, then the accounts indicated in subsection (b) shall be paid to SQM; (ii) next, the Signature Version 39 amounts owed to the Parties for the items listed in subparagraphs (c) and (d) must be paid to them, in proportion to the aggregate amount that the Company owes each of them for such items; and (iii) finally, payment must be made of the amounts owed for the item described in subsection (e), in proportion to the Parties’ respective shares in such amounts. 5.4.3 The Parties agree to attend the Company’s annual meeting of shareholders each year during the Second Period and to vote in favor of the distribution of dividends to Series A and Series B in accordance with the provisions of this Section 5.4. 5.5. Extraordinary Dividends and Extraordinary Dividend Adjustments 5.5.1. Dividends from IEAM Refunds and Withheld Accounts Receivable. 5.5.1.1 Schedule 9 of the Partnership Agreement details certain accounts payable of the Company existing as of December 31, 2024, which the Parties, pursuant to the Partnership Agreement, have decided to keep separate from the economic impacts of the Partnership (the “Retained Accounts Receivable”). Likewise, the Parties agreed to exclude from the Association any proceedings that the Company may have against the Internal Revenue Service, whether in administrative or judicial proceedings, regarding the application of the IEAM to the extraction, production, and marketing of Lithium Products and Other Lithium Products by the Company on dates prior to December 31, 2024, whether such proceedings were pending or initiated after the Effective Date of the Association (the “IEAM Lawsuits”). To implement these agreements, the provisions of this Section 5.5.1 shall apply. 5.5.1.2 The necessary steps to obtain payment of the Retained Accounts Receivable or to proceed with the IEAM Lawsuits shall at all times be led by SQM, and the Company shall fully cooperate with SQM and its advisors in such matters, including making available to them all information related to the Retained Accounts Receivable or the IEAM Lawsuits, as the case may be, and to perform any act and execute any contract in its capacity as the holder of the Retained Accounts Receivable and as an IEAM taxpayer with respect to the IEAM Lawsuits, as reasonably and timely requested by SQM. 5.5.1.3 For its part, if at any time during the term of the Partnership, the Internal Revenue Service or any other competent Government Authority issues a demand against the Company for payment of the IEAM corresponding to Lithium Products or Other Lithium Products (an “IEAM Demand”), the Company shall (i) send a copy of the IEAM Demand to both Shareholders within a maximum of three (3) Business Days from the date it was notified thereof, and (ii) exercise every right, action, or remedy available to it to oppose the IEAM Order, and diligently pursue the defense through the final instance (whether administrative or judicial), without the possibility of settling, reaching a compromise, or otherwise terminating the proceedings without the prior written consent of SQM. In the event of an IEAM claim, and without prejudice to the provisions of subparagraph (ii) above, SQM shall have the option, but not the obligation, to assume the Company’s defense in the claim proceedings against it, for which purpose it must notify the Company within fifteen (15) days from the date the Signature Version 40 Company receives the notice referred to in subparagraph (i) of the preceding paragraph, and the Company must fully cooperate with SQM and its advisors in the defense, including making available to them all information related to the IEAM Claim in question. In such cases, SQM may not settle, reach a compromise, or otherwise terminate the proceedings without the prior written consent of the Company, which may not be denied without just cause. However, regardless of who undertakes the Company’s defense against an IEAM Inquiry, the legal expenses incurred therefor shall be paid by the Company, but SQM must reimburse the Company for those legal expenses that are reasonable and properly documented, in the proportion resulting from subtracting from one (1) an amount equivalent to two (2) times the Series A Proportion applicable to the fiscal year in which, in the opinion of the Government Authority, the IEAM referred to in the IEAM Notice would have accrued. 5.5.1.4 In the event that: (a) the Company or SQM, as applicable, is successful in its defense in the IEAM Lawsuits or against an IEAM Assessment, and the respective Government Authority refunds, in whole or in part, the amount paid by the Company or SQM for such items, including any adjustment or interest refunded on such amount; (b) the Internal Revenue Service does not issue new IEAM Assessment Notices on amounts that have been provisioned by the Company to cover future IEAM collections for the respective fiscal year (the “IEAM Provisions”) or those it issues are for amounts less than the respective IEAM Provisions (the situations described in subsection (a) above and in this subsection (b), the “IEAM Refunds”); or (c) the Company receives any amount charged to Withheld Accounts Receivable, the Company shall distribute to the Shareholders a special dividend, either as a dividend charged against reserves, retained earnings from prior fiscal years, or earnings generated by the receipt of the funds, or as an interim dividend charged against earnings for the fiscal year, as the case may be, in an amount equivalent to the funds received by the Company. 5.5.1.5 For the purpose of distributing the dividend referred to in Section 5.5.1.4 above, the chairman of the board (or the vice chairman, if applicable) shall call an extraordinary meeting of the board of directors for a date no later than five (5) Business Days from the date on which the Company received the funds. At such meeting, the board of directors shall resolve (i) to call an extraordinary meeting of shareholders to vote on a dividend distribution charged against reserves or retained earnings from prior fiscal years or against earnings generated by the receipt of the funds, or (ii) to distribute an interim dividend charged against earnings for the current fiscal year. At the board meeting and at the shareholders’ meeting convened for this purpose, if applicable, the Parties shall vote, and cause the directors appointed by them to vote, in favor of the distribution of the dividend. Signature Version 41 5.5.1.6 Dividends distributed in accordance with this Section 5.5.1 shall be distributed as follows: (i) in the case of funds received against Retained Accounts Receivable, the entirety of the funds received shall be distributed as a dividend to the Series D Share; and (ii) in the case of IEAM Refunds, (a) the Series D Share shall be distributed the amount corresponding to the SQM Proportion of the IEAM for the fiscal year to which the refunded IEAM relates, applied to the refunded amount; and (b) the Series C Shares shall be distributed the balance of such amount. For the avoidance of doubt, these dividends shall be in addition to those set forth in Sections 5.2 and 5.4, as applicable. 5.5.1.7 If the defense against an IEAM Assessment is unsuccessful, however, the Company must apply any IEAM Provision existing for the respective fiscal year that gave rise to the IEAM Assessment toward payment of the applicable IEAM. If the amount payable exceeds the respective IEAM Provision, then (i) SQM must compensate the Company for that excess amount by reducing the dividends to which the Series B Shares are entitled thereafter, by an amount equal to the product of (a) the difference by which the amount finally paid exceeds the respective IEAM Provision and (b) the SQM Proportion of the IEAM; and (ii) CODELCO shall compensate the Company for that excess amount by reducing the dividends to which Series A Shares are entitled thereafter, by an amount equal to (a) the difference by which the amount finally paid exceeds the respective IEAM Provision, less the amount compensated by SQM pursuant to paragraph (i) above. Any effect on the Company’s consolidated net income related to the difference by which the amount finally paid exceeds the respective IEAM Provision shall be excluded for the purposes of calculating Adjusted Net Income so that such difference does not affect the distributions for the fiscal year in which the IEAM Charge was paid, but rather adjusts those distributions related to the fiscal year in which said IEAM Charge originated. 5.5.2 [Reserved] 5.5.3 Adjustment of dividends due to the contribution by Dixin Had the First Period Preference Termination Date not occurred, in the event that SQM is required to pay any Government Authority for, or arising from, the contribution of Dixin Company’s shares to the Company as a result of increases in value that Dixin Company’s shares may have experienced during the period between SQM’s acquisition of Dixin Company and its contribution to the Company (“Dixin Company Contribution Tax”), (i) the dividends to be distributed to Series A pursuant to Section 5.2 shall be reduced by an amount equal to one-half of the Dixin Company Contribution Tax, while (ii) the dividends to be distributed to Series B pursuant to Section 5.2 above shall be increased by the same amount, in both cases for the fiscal year in which the respective Dixin Company Contribution Tax would have been due. If the First Period Preference Termination Date has occurred, the foregoing shall not apply, and the Parties shall negotiate in good faith the mechanism whereby any Dixin Company Contribution Tax shall be borne by both Parties in equal shares, in accordance with Section 10.3(c) of the Partnership Agreement. 5.5.4 Adjustment of dividends for indemnities under the Partnership Agreement

Signature Version 42 In the event that, pursuant to the provisions of the Partnership Agreement, any of the Shareholders (or their Related Parties) is required to compensate the other for damages suffered personally or in their capacity as a shareholder of the Company, and such Shareholder elects the mechanism set forth in the respective subparagraphs (ii) of each of subparagraphs (a) and (b) of Section 16.8 of the Articles of Association, the dividends to be distributed to the Shareholders shall be adjusted as provided in the Articles of Association. 5.5.5 For the avoidance of doubt, the dividends referred to in this Section 5.5 shall not be subject to the restrictions, limitations, or requirements established for other dividends in other provisions of this Agreement, and in this regard, among other matters, the existence of a Cash Surplus shall not be required for their payment. 5.6. Financial Policy 5.6.1 During the First Term and until the First Term Preference Termination Date, the Company may only finance cash needs in accordance with the following order of priority: (a) borrowing from financial institutions or the capital markets, in both cases without any guarantee from the Shareholders; or (b) in the event that the Company is unable to obtain financing from financial institutions or the capital markets without a guarantee from the Shareholders, through loans that SQM or any of its Related Parties choose to grant to the Company on market terms (for these purposes, the Secondary Loan Rate shall be deemed to be the market rate) (an “SQM Loan of the First Period”). In the event that the Company has Excess Cash during the First Period, the Company shall pay the amounts owed to the Shareholders, which shall be made on a pro rata basis of the aggregate amount the Company owes to each of them . 5.6.2 Upon the First Period Preference Termination Date, the Company’s priority shall be to pay (a) the First Period Dividend Balance Loans, (b) the Account Payable to SQM outstanding as of the First Period Preference Termination Date, and (c) any First Period SQM Loan outstanding as of such date. If it becomes necessary to obtain new funds to finance new investments approved by the board of directors in accordance with the majorities established in this Agreement or other cash needs, the Company shall follow the order of priority for financing set forth below: (i) unsecured third-party debt, provided that the Company’s debt policy agreed upon in Section 5.1 is respected; (ii) in the event that it is not possible to obtain third-party financing without a guarantee from the Shareholders, and only to the extent that the Company’s debt exceeds the Maximum Debt, as applicable, up to seventy percent (70%) of the profits for the fiscal year shall be retained; Signature Version 43 (iii) voluntary loans from the Shareholders, to the extent that they are granted on market terms (it being understood, for these purposes, that the Secondary Loan Rate is at market rates). Once the need, amount, and terms of the loans have been determined by the Company’s board of directors in accordance with the majorities established in this Agreement, all Shareholders shall be offered the opportunity (but shall not be obligated) to grant loans to the Company in an amount equal to their percentage of ownership in the Company, and the Company must observe the same proportionality in any ordinary or extraordinary repayments it makes on such loans. While the loans from the Shareholders referred to in this subsection (iii) remain outstanding, the Company may not distribute dividends in excess of thirty percent (30%) of the net income for the fiscal year. Once the terms of the loans have been determined by the Company’s board of directors, the provision of financing by the Shareholders under those approved terms and up to their pro rata shareholding shall not be subject to the approval procedure for transactions with Related Parties set forth in Section 4.9; and (iv) capital increases through the issuance of new paid-in shares under the terms agreed upon by the shareholders’ meeting in accordance with the majorities established in this Agreement and as set forth in Section 5.8. 5.7. Liquidation of the Company 5.7.1. In the event that the Company is dissolved, the following rules shall govern its liquidation: (a) Without prejudice to CORFO’s rights under the CORFO-SQM Agreements and the CORFO-Tarar Agreements, priority shall be given to liquidating the Company’s fixed assets in the Salar del Atacama and the Carmen Plant, seeking to obtain the highest value for them. (b) Until the completion of the Company’s liquidation, the Parties shall use their Best Efforts to ensure that the Company continues to operate in the ordinary course of business in order to obtain the greatest benefit from the sale of the Company’s assets and inventories, and shall continue to apply the provisions of this Agreement to the fullest extent possible. (c) With the proceeds from the liquidation of the Company’s assets, the Company shall pay all its creditors, and after settling its debts with third parties, it shall use the remainder to make payments to the Shareholders in the following order: (i) full repayment of the First Period Dividend Balance Loan to CODELCO and the First Period Dividend Balance Loan to SQM, if any, in each case in proportion to their respective shares in such loans; (ii) full payment of the Account Payable to SQM outstanding at the time of liquidation; Signature Version 44 (iii) full payment of any First Period SQM Loan and any other amount owed to CODELCO or SQM, pro rata to the aggregate amount owed by the Company to each of them for such items; (d) If there is a balance remaining after the payments indicated in subsection (c) above, the remainder shall be distributed among the Shareholders as follows: (i) If the dissolution occurs during the First Period, Series A shall be entitled to receive a percentage of such remainder equal to the average of the Series A Proportion that would have corresponded to it each year from the Effective Date of the Association through the year prior to the date of dissolution. Series B, for its part, shall be entitled to the remaining percentage to make up one hundred percent (100%) of the remainder. (ii) If the dissolution occurs during the Second Period, the Shareholders shall be entitled to receive their pro rata share of the surplus, based on the number of subscribed and paid-up shares held by each. 5.8. Capital Increases 5.8.1 New shares or securities convertible into shares of the Company, or any other securities conferring future rights to such shares issued by the Company, shall be offered, at least once, on a preferential basis to Shareholders in proportion to the shares they hold. Unless there is a special rule or preference in the Company’s bylaws and this Agreement, bonus shares issued by the Company shall be distributed in the same proportion. 5.8.2 The approval of any capital increase of the Company or the issuance of new shares or securities convertible into shares of the Company, or any other securities conferring future rights to such shares, must be agreed upon with the quorums specified in Section 4.2.12 and Section 4.3.4, as applicable. 5.8.3 For the avoidance of doubt, no Party or shareholder shall be obligated to approve a capital increase of the Company. 5.8.4. No Shareholder shall be obligated to contribute capital or subscribe to new paid- in shares, unless such contribution or subscription has been voluntarily committed to by a specific act. Therefore, the approval of the annual budget by the board of directors, with the votes of the directors appointed by one of the Shareholders, shall not be construed as a commitment by such Shareholder to approve a capital increase or subscribe to new shares, even if such budget considers that a portion thereof should be financed with capital contributions from the shareholders. 5.9. Annual Budget, Cash Flow Projection, and Business Plan 5.9.1 The general manager shall manage the business under the guidance of an annual budget approved by the board of directors for the respective fiscal year, as indicated below. Signature Version 45 5.9.2 No later than the last Business Day of October of each year, the general manager shall submit for the board’s consideration his or her proposed annual budget for the coming fiscal year, which shall include: (i) operating budget; (ii) an investment plan, including maintenance and capacity expansion plans over a three (3)-year horizon; and (iii) a financial budget (income statement, balance sheet, cash flow). The general manager must make available to the board of directors all information, background data, and documentation supporting and justifying the proposed budget. The Parties declare that the investment plan included in the budget must include as an objective that the Del Carmen Plant reach an installed capacity of two hundred forty thousand (240,000) tons of LCE during the First Period and three hundred thousand (300,000) tons of LCE as of the fifth (5th) anniversary of the start of the Second Period, including the execution of investments necessary to achieve that objective. 5.9.3 Once the budget has been presented to the board of directors, if one or more directors so request at the board meeting at which it was presented, a period (which may not be less than ten (10) days) shall be established for the directors to provide comments and observations on the budget proposed by the general manager. 5.9.4 The general manager shall consider the comments and observations of the directors and present a revised version of the budget at the next board meeting, providing well-founded responses regarding the comments and observations that were not incorporated. Unless a majority of the board requests that the general manager prepare a new version of the annual budget, the approval of the revised version of the annual budget shall be put to a vote by the board. 5.9.5 At intervals determined by the board of directors, the general manager shall explain and report to the board on the management of the business, including an explanation for material deviations from the budget, and shall adhere to the board’s decisions. 5.9.6 Additionally, the Company must maintain a “rolling” cash flow projection for the next twelve (12) months. To that end, no later than the last Business Day of March, June, September, and December of each year, the general manager must submit to the board an update of the cash flow projection for the next twelve (12) months. 5.9.7 The Company must have a business plan or an equivalent strategic document that includes the Company’s vision, objectives, and strategies. Furthermore, the business plan must contain the same components of the annual budget indicated in Section 5.9.2, but must also include medium- and long-term projections, as well as an analysis of the market relevant to the Company (industry trends, competitors, and potential customers) and the marketing strategy. The business plan must provide for the Carmen Plant to reach an installed capacity of two hundred forty thousand (240,000) tons of LCE during the First Period and three hundred thousand (300,000) tons of LCE as of the fifth (5th) anniversary of the start of the Second Period. The business plan must be submitted, updated, and approved every two (2) years, in conjunction with and following the same procedure as the annual budget for the corresponding year. 5.10. Accounting Consolidation and the Company’s Accounting

Signature Version 46 5.10.1 The Parties agree that during the First Period, SQM will consolidate the Company’s financial statements, while during the Second Period, CODELCO will consolidate the Company’s results. 5.10.2 Additionally, the Parties agree that the Company shall maintain its accounting records in U.S. dollars. 5.10.3 Notwithstanding the provisions contained in Annex 5.2, any modification of the accounting or tax reporting methods, principles, practices, or policies used by the Company and its Subsidiaries in a manner that could negatively impact the calculation of Adjusted Profit and indirectly affect the distribution of dividends pursuant to Sections 5.2 and 5.3, shall require the agreement of both Parties, provided that such changes do not result from a change in the accounting policies used by the Company and its Subsidiaries adopted by the Government Authority or Entity responsible for determining such accounting policies. 5.11. Lithium Offtake Agreement 5.11.1 Effective as of the later of: (i) January 1, 2034; and (ii) the first anniversary of the Estimated Start Date of the Future Salar, any Shareholder holding more than thirty percent (30%) of the Company’s subscribed and paid-up shares may purchase from the Company annually up to a percentage of the Lithium Products sold by the Company equal to its equity interest in the Company at market price as established and subject to the other terms and conditions contained in the “Lithium Offtake Agreement” to be entered into between the Company and the relevant Shareholder in accordance with the Term Sheet attached as Annex 5.11.1 to this Agreement. It is hereby noted that Annex 5.11.1 reflects terms negotiated between unrelated parties and, therefore, the interest of any of the Parties in the Lithium Offtake Agreement may not be invoked to alter the provisions and principles contained in this Section 5.11 and in said annex. 5.11.2 The Lithium Products purchased by a Shareholder from the Company pursuant to this right may only be used by such Shareholder for its own consumption or for incorporation into its lithium-containing inputs or end products, but in no event may they be used by the Shareholder to resell them in the form in which they were acquired or to produce and market products that compete with the Lithium Products that the Company offers to third parties as of the commencement date of the respective offtake agreement , except as provided in Annex 5.11.1. 5.11.3 For these purposes, the portion committed for sale to “Specialized Producers” under the CORFO-SQM Contracts and CORFO-Tarar Contracts shall be excluded from the calculation basis for the Company’s annual production, as provided in Annex 5.11.1. 5.11.4 Lithium offtake agreements entered into pursuant to this Section 5.11 may not be assigned, in whole or in part, except to a Permitted Assignee or, in conjunction with the transfer of Shares representing more than thirty percent (30%) of the Company’s share capital to a third party, following compliance with all requirements and formalities set forth in Chapter III for such transfer. If, during the term of a lithium offtake agreement, the equity interest of the Shareholder holding the agreement increases or decreases (but always Signature Version 47 maintaining more than thirty percent (30%) of the Company’s subscribed and paid-in shares), the percentage of the Lithium Products sold by the Company under that agreement shall reflect its new equity interest. 5.11.5 Effective January 1, 2031, any Shareholder entitled to enter into a lithium offtake agreement may request that the Company initiate negotiations for such an agreement, in which case the Company and such Shareholder shall negotiate its terms and conditions for a period of six (6) months from the date of the request to enter into the agreement. In the event that the Company and the Shareholder fail to reach an agreement regarding any aspect of the lithium offtake agreement not governed by the Term Sheet attached as Annex 5.11.1 to this Agreement, upon expiration of the aforementioned six (6) month period, either party may record the lack of agreement by means of a written notice sent to the other party, in which it must identify in detail the matters on which there is no agreement (“Offtake Disagreement”) and state its position and proposal regarding each of them (“Offtake Disagreement Notice”). The Offtake Disagreement Notice must include a list of at least three (3) experts in economic or commercial matters of recognized standing, independent of the parties involved, who could mediate or resolve the Offtake Disagreement. Such list must be ranked according to the preference of the party sending the Offtake Disagreement Notice, with the first expert being their top choice and the third their least preferred choice. Within ten (10) days of receiving the Offtake Disagreement Notice, the other party must either select in writing one of the independent experts identified therein—who shall then be deemed the “Independent Expert” for the purposes of this section—or propose in writing three (3) other experts who meet the qualifications set forth in the preceding paragraph and are independent of that party. If such party fails to select or propose experts as provided herein, the person listed first on the list included in the Offtake Disagreement Notice shall be deemed the selected “Independent Expert,” and if such person is unable or unwilling to accept the appointment, the next person in the order of priority indicated in the Offtake Disagreement Notice shall serve. If that party proposed experts under the terms set forth herein, the party that sent the Offtake Disagreement Notice may select one of the independent experts proposed by the other party, and that person shall be the Independent Expert. If no agreement is reached on the person of the Independent Expert within twenty (20) days following receipt of the Notice of Offtake Disagreement, the appointment of the Independent Expert shall be made by the Arbitral Tribunal appointed in accordance with Clause Thirteen from among the experts included in the Parties’ lists. In this case, the Arbitral Tribunal shall be constituted for the sole purpose of appointing the Independent Expert, and all time limits agreed upon in Section 13.2 shall be reduced by half. Once the Independent Expert has been notified of the need for his or her intervention and the commercial terms thereof have been agreed upon (which shall in any event include a disclaimer of liability in favor of the Independent Expert, except in the case of willful misconduct or gross negligence attributable to him or her) and the position has been accepted, the Independent Expert shall have a period of two (2) months to propose terms of agreement to the parties to resolve the Offtake Dis r, if such terms are not accepted, the Independent Signature Version 48 Expert shall have an additional period of two (2) months to issue a definitive, final, and binding decision for the parties involved regarding the Offtake Disagreement, in which the Independent Expert must necessarily adopt, with respect to each matter in dispute, the proposal of one of the parties, as it shall be understood that the Independent Expert’s decision has been made as a legitimate business decision and not as the resolution of a dispute subject to arbitration, in accordance with the procedure agreed upon by the parties. The Company and the Shareholder, by mutual agreement, may agree to extend these deadlines, taking into consideration the urgency with which the matter must be resolved and the subject matter at hand. The Independent Expert’s decision may not be challenged before the Arbitral Tribunal or the ordinary courts. The Independent Expert shall resolve the Offtake Disagreement while upholding what the parties have already agreed upon and the provisions set forth in the Terms Sheet attached as Annex 5.11.1 to this Agreement, limiting himself to defining only those points where differences have arisen regarding how to update the commercial terms and conditions to those prevailing in the market at the time of the Independent Expert’s intervention. The fees for the Independent Expert’s services shall be paid by the Company and the involved Shareholder, in equal shares, and shall consist of a single, fixed-amount payment upon resolution of the Offtake Disagreement. The parties involved must execute the lithium offtake agreement agreed upon between them or in accordance with the final and binding decision of the Independent Expert as provided in the preceding paragraphs, within 30 days from the date the Shareholder has requested the Company in writing to execute it. In the event that either party fails to execute the agreement within that period, the non-defaulting party shall be entitled to claim a late payment penalty equivalent to [***] dollars (USD [***]) for each day of delay, plus any damages it may prove. 5.12. Marketing of Shareholders’ Products Any marketing by the Company or its Subsidiaries of products extracted, produced, or marketed by the Shareholders as a result of their mining, production, industrial, and commercial activities in accordance with Section 4.12 shall be subject to the provisions of Section 4.9 regarding transactions with Related Parties. The Parties shall ensure that such marketing does not interfere with the administration and performance of the CORFO-SQM Agreement and the CORFO-Tarar Agreement. CHAPTER III RESTRICTIONS ON THE TRANSFER AND ENCUMBRANCE OF SHARES SECTION SIX: GENERAL PRINCIPLE AND LOCK-UP PERIOD. 6.1. General Principle Signature Version 49 6.1.1 The Shareholders agree that, as of this date, they may not dispose of, directly or indirectly, voluntarily or involuntarily, all or part of their Shares or the claims they hold against the Company (“Claims”), nor may they create or permit Encumbrances or enter into any act or contract regarding all or part of either, except in accordance with the terms of this Agreement. 6.1.2 Shareholders may not dispose of any part of their Claims independently of their Shares, nor may they allow any other Person to become a creditor of the Company by virtue of such Claims without being a shareholder of the Company. Consequently, Shareholders may only transfer Credits to a Person who simultaneously acquires Shares. Additionally, in the event of a transfer of all or part of their Shares, the Shareholder must transfer the same proportion of Credits that they own. 6.1.3 No Shareholder may create or permit a Lien on their Shares or Credits without first obtaining the prior written consent of the other Shareholder, who may grant or deny such consent at their sole discretion. 6.1.4 In the event of a direct or indirect disposition of all Shares owned by SQM or CODELCO in accordance with the provisions of the Agreement, SQM S.A. or CODELCO Chile, as applicable, shall cease to be a party thereto. 6.2. Lock-up Period 6.2.1 From this date until the later of (i) January 1, 2034; and (ii) the first anniversary of the Estimated Start Date of the Future Salary (the “Lock-Up Period”), no Shareholder may dispose of, directly or indirectly, voluntarily or involuntarily, all or part of their Shares or Claims in the Company, except (i) to the extent that such transfer is permitted pursuant to Section 7.3 below, (ii) it involves the exercise of the Default Put Option or the Default Call Option governed by Section 12.2 of this Agreement, or (iii) it has the prior written approval of the other Shareholder, granted at its sole discretion. Even after the Lock-up Period, CODELCO may not dispose of its Series C Shares separately from the disposal of all Series A Shares or the common shares into which they are converted, and SQM may not dispose of its Series D Shares separately from the disposal of all Series B Shares or the common shares into which they are converted, without, in each case, obtaining prior written approval from the other Shareholder in its sole discretion. 6.2.2 Upon expiration of the Lock-up Period, any disposition must comply with the provisions contained in Clause Seven below. CLAUSE SEVEN: TRANSFERS OF SHARES. 7.1. Right of First Refusal 7.1.1 In the event that, upon expiration of the Lock-Up Period, any of the Shareholders wishes, directly or indirectly, to transfer, sell, assign, or otherwise dispose of, under any circumstances, all or part (in accordance with Section 7.7.2) of their Shares and Credits (the “Selling Shareholder”), prior to disposing

Signature Version 50 of such Shares, the Selling Shareholder must (i) notify the other Shareholder (the “Non-Selling Shareholder”) in writing of its intention, and subsequently (ii) offer for sale, first and preferentially, to the Non-Selling Shareholder the Shares and Credits owned by the Selling Shareholder that it wishes to dispose of (the “Offered Shares”). 7.1.2 The notice referred to in subsection (i) of Section 7.1.1 (the “Notice of Intent to Sell”) (x) shall have the sole purpose of allowing the Non-Selling Shareholder to conduct the necessary analyses and to process, and eventually obtain, any required internal approvals, (y) must be made at least sixty (60) calendar days prior to the date on which the Offer to Sell referred to in Section 7.1.3 is made, and (z) in it, the Selling Shareholder must indicate the maximum number of Shares and Credits it wishes to dispose of. 7.1.3 The offer to sell referred to in subsection (ii) of Section 7.1.1 (the “Offer to Sell”) shall: (i) contain an irrevocable offer to sell the Shares and Credits owned by the Selling Shareholder that the Selling Shareholder wishes to dispose of (the “Offered Shares”); (ii) expressly state the Selling Shareholder’s intention to transfer the Offered Shares pursuant to the Offer to Sell; and, (ii) state (a) the number of Offered Shares (and, in the case of Receivables, the amounts), and (b) the sale price of the Offered Shares (separated between Shares and Receivables), expressed in Dollars, the form of payment therefor (which, in the absence of a contrary stipulation, shall be payable in cash) and any other terms (including warranties) and conditions applicable to the Offer to Sell, such that it is capable of outright acceptance. If the Selling Shareholder has received a purchase offer for its Shares from a third party that it is willing to accept, it must attach the details of such offer to its Offer to Sell. 7.1.4 The Non-Selling Shareholder shall have the irrevocable and exclusive right, but not the obligation, to purchase all and not less than all of the Offered Shares (the “Right of First Refusal”), in accordance with the following rules: (i) The Right of First Refusal shall be exercised by communicating in writing your unconditional acceptance of the Offer to the Selling Shareholder (the “Acceptance of the Offer”) within forty-five (45) days from receipt of the Offer (the “Option Period”). (ii) The Non-Selling Shareholder shall be deemed not to have agreed to purchase the Offered Shares if he or she expressly declines the offer within the Option Period, if the acceptance is not unconditional, if it is received outside the Option Period, or if, upon expiration of the Option Period, has not communicated in writing the Acceptance of the Offer, in which cases no obligation shall arise in favor of the Selling Shareholder. (iii) In the event that the Non-Selling Shareholder agrees to purchase all of the Offered Shares within the Option Period, the Selling Shareholder and Signature Version 51 the Non-Selling Shareholder shall enter into the sale and purchase of the Offered Shares at the price, terms, and conditions set forth in the Offer to Sell. Subject to the provisions of paragraph (v), the sale and purchase of the Offered Shares that have been accepted must be executed and completed within one hundred twenty (120) days from the Acceptance of the Offer, on the date, at the time, and at the place indicated by the Selling Shareholder. (iv) In the event that, on the date on which the sale is to be completed as set forth in paragraph (iii) above: (y) the Non-Selling Shareholder fails to execute the sale and/or fails to pay at that time the portion of the price payable in cash or fails to provide the agreed-upon guarantees, the Selling Shareholder shall be entitled to payment of a penalty amounting to ten percent (10%) of the purchase price of the total Offered Shares specified in the Offer to Sell, or (z) the Selling Shareholder fails to execute the sale of the Offered Shares, fails to transfer the Offered Shares at such time or if such Shares are not free of Encumbrances other than those set forth in this Agreement, the Non-Selling Shareholder shall be entitled to payment of a penalty in an amount equal to ten percent (10%) of the purchase price for the total number of Offered Shares specified in the Offer to Sell. The penalties provided for in this subsection (iv) are without prejudice to the performing Party’s right to seek damages in accordance with the Agreement and general law, as well as its right to seek specific performance of the obligation. (v) It is hereby expressly stated that if the sale of the Offered Shares is subject to prior notification and/or authorization by any competent Government Authority, the sale must be completed within a maximum period of ten (10) Business Days from the date on which the last competent Government Authority authorizes the transaction in accordance with applicable laws. In such a case, if the Offer of Sale does not include a price adjustment clause to reflect the period elapsed between the Acceptance of the Offer and the closing date, the price set forth in the Offer of Sale shall be adjusted by applying the following adjustment factor: (1) an increase equal to applying an annual rate equal to the prevailing interest rate for foreign currency (U.S. Dollar) transactions of the same term, between (y) the date that is thirty (30) days after the date of Acceptance of the Offer and (z) the date on which the respective sale is actually executed, and (2) a decrease equal to any dividend that the Selling Shareholder of the Company would have received (or to which the Selling Shareholder of the Company would be entitled) from the Company between the date of the notice of the Offer to Purchase and the fifth Business Day following payment of the purchase price for the Offered Shares. (vi) The Selling Shareholder shall be free to sell the Offered Shares to a third party under the terms set forth in paragraph (vii) below, in the following cases: (x) if the Non-Selling Shareholder does not accept the Offer to Sell; (y) if, after the Non-Selling Shareholder has exercised the Right of First Refusal, the sale of the Offered Shares has not been completed by the date specified in this Agreement, unless such failure to complete the sale is attributable to the Selling Shareholder; or (z) if, after the Non-Selling Signature Version 52 Shareholder has exercised the Right of First Refusal, the transfer of the Offered Shares has not been completed because the necessary government authorizations were not obtained within one hundred eighty (180) days following Acceptance of the Offer. (vii) In any event, the transfer of the Offered Shares by the Selling Shareholder to the third party must comply, without prejudice to the Right to Join a Sale contemplated in this Agreement, with each and every one of the following conditions: (a) that the terms of the transfer to the third party are no more favorable to the third party than those initially set forth in the Offer to Sell. The Non-Selling Shareholder may request from the Selling Shareholder the information and evidence necessary to verify compliance with this condition. Representations, warranties, and indemnities granted by the Selling Shareholder on terms similar to those customary for such transactions shall not be considered more favorable conditions; (b) that the transfer pertains to all of the Offered Shares; and (c) that the sale to the third party is executed and completed within twelve (12) months following the Sale Offer; provided, however, that if the transfer of the Shares to the third party is subject to notification and/or authorization by the competent Government Authority, provided that the sale and purchase agreement is signed within the aforementioned twelve (12)-month period, the period for the transfer to third parties to be completed shall be extended to thirty (30) calendar days following the date on which a favorable ruling has been obtained from all competent government authorities. (viii) In all cases where a Shareholder wishes to dispose of its Shares and Claims, the Non-Selling Shareholder and the Company shall cooperate with the Selling Shareholder, including, without limitation, allowing the Selling Shareholder to disclose Confidential Information of the Company, under confidentiality agreements with potential interested parties whose terms and conditions are (a) standard for this type of transaction or (b) acceptable to the Non-Selling Shareholder and the Company, and to meet with interested third parties. The Selling Shareholder may begin preparing the necessary materials for a potential sale process as soon as the Notice of Intent to Sell is issued, but may only disclose Confidential Company Information to third parties after the Option Period has expired without the Offer having been Accepted. For these purposes, the Company shall provide the Selling Shareholder with all cooperation reasonably requested by the latter for the sale of all or part of its Shares and Claims in the Company to one or more potential buyers and/or investors, such cooperation shall include, among other things, the obligation to: (i) assist with the preparation and review of teasers, confidential information memoranda, offer memoranda, and other documents containing public and confidential information regarding the Company, its business, results, and projections that investment banks, buyers, and/or investors and their advisors typically review in transactions of this type, (ii) prepare a virtual data room containing all financial, accounting, legal, tax, labor, operational, technical, and environmental information regarding the Company, as well as any other information reasonably required by potential buyers and/or investors and their respective advisors in a due Signature Version 53 diligence process (the “Information for the Sale”), (iii) answering questions from and holding meetings with potential interested parties and/or investors to present, clarify, and discuss the Information for the Sale with investment banks, potential buyers and/or investors and their respective advisors, and (iv) execute and enter into all acts and/or agreements necessary or conducive thereto, including the execution of agreements in which the Company makes representations and warranties regarding the Sale Information on terms and within limits customary for this type of transaction, and the issuance of opinions by the Company’s auditors and attorneys. The Non-Selling Shareholder shall (y) vote in favor of all resolutions regarding its shares in the Company and cause the directors of the Company elected by it to vote in favor of all resolutions that are necessary or appropriate, and (z) cause the management of the Company to execute and enter into all acts and agreements that are necessary or appropriate to comply with any request from the Selling Shareholder pursuant to this clause. The mere provision of Sale Information and cooperation by the Company and the Non-Selling Shareholder, in accordance with the provisions of this Section 7.1.4, does not constitute the granting of any representations or warranties by the Company or the Non-Selling Shareholder, nor does it give rise to any liability on the part of such Entities. The costs associated with the provision of Sale Information and cooperation shall be borne by the Selling Shareholder, subject to the provisions of Section 7.2.8. (ix) If, as of the date of the Offer to Sell, there is more than one Non-Selling Shareholder, the procedure described above shall be adjusted mutatis mutandis with the following modifications: a. Each Non-Selling Shareholder shall be entitled to acquire the Offered Shares in proportion to their equity interest in the Company (the percentage of the Company’s total outstanding Shares represented by the Non-Selling Shareholder’s Shares, excluding the Selling Shareholder’s Shares); b. In their Acceptance of the Offer, each Non-Selling Shareholder may also indicate whether they wish to increase the number of Shares and Credits to be acquired (the “Right to Increase”), by adding all or part of the Offered Shares not acquired by the other Non-Selling Shareholder(s) (the “Additional Shares”); c. The condition set forth in paragraph (iii) above shall be deemed satisfied if the Selling Shareholder receives valid acceptances, including the Additional Shares that one or more Non-Selling Shareholders are interested in acquiring in exercise of their Right to Increase, for a number of Shares and Credits at least equal to the total of the Offered Shares; and d. If one or more Non-Selling Shareholders do not accept the Offer of Sale (or do so for less than their pro rata share) and two or more Non-Selling Shareholders exercise their Right of First Refusal, the

Signature Version 54 latter shall be entitled to acquire the remaining Offered Shares not acquired by the former, on a pro rata basis. 7.1.5 The Non-Selling Shareholder may finance the purchase of all or part of the Offered Shares through third-party financing. For this purpose, once the Non- Selling Shareholder has accepted the Put Option, the Selling Shareholder and the Company shall cooperate to facilitate the Non-Selling Shareholder’s obtaining such financing, including providing information to potential financiers on terms similar to those set forth in Section 7.1.4. Additionally, if (i) the Offered Shares represent all of the Selling Shareholder’s Shares, and (ii) there is only one Non-Selling Shareholder, the Non-Selling Shareholder may transfer all or part of the Offered Shares to a third party after acquisition, without restriction or any right in favor of the Selling Shareholder. 7.2. Right to Join a Sale (Right of Co-Sale) 7.2.1 In the event provided for in subsection (vii) of Section 7.1, the Non-Selling Shareholder shall have the irrevocable and exclusive right, but not the obligation, to join the Selling Shareholder in the sale (the “Right to Join a Sale”). 7.2.2 To exercise his Right to Join a Sale, the Non-Selling Shareholder, together with the notice stating that he will not exercise his Right of First Refusal, or in the absence of such notice, within fifteen (15) Business Days from the expiration of the Option Period, must notify the Selling Shareholder in writing of his or her intention to sell his or her Shares and Receivables together with the Selling Shareholder (the “Aggregated Shares”). If he or she fails to do so, it shall be deemed that he or she has chosen not to exercise this right. 7.2.3 If the Non-Selling Shareholder exercises the Right to Join a Sale, the Aggregated Shares shall be sold simultaneously with the Selling Shareholder’s Shares and Credits, at the same price and on the same terms and conditions as the Selling Shareholder’s Shares and Credits. It shall be a condition for the Non-Selling Shareholder to exercise the Right to Join a Sale that their Shares be fully paid up, and that such Shares and their Credits be free of any and all Encumbrances. The Selling Shareholder must provide the draft purchase agreement to be executed by the Non-Selling Shareholder for review and comments, which must be on equivalent terms, but in a separate document, to the purchase agreement between the third party and the Selling Shareholder (and in no event shall it include joint and several liability among the sellers to the buyer). The Selling Shareholder shall, acting reasonably, take into consideration the comments and revisions suggested by the Non-Selling Shareholder. 7.2.4 If the third party or parties wish to purchase a number of Shares and Credits less than the total Shares and Credits offered for sale, adding the Shares and Credits of the Selling Shareholder and the Aggregated Shares, the sale shall be made such that the Selling Shareholder and the Non-Selling Shareholder sell on a pro rata basis. For these purposes, such pro rata allocation shall be calculated for each Shareholder using as the denominator the sum of the Shares offered for sale by the Selling Shareholder and the Non-Selling Shareholder(s) who have exercised the Right to Join a Sale, and as the numerator the Shares offered by the respective Shareholder. In such a case, the Shareholders must amend the Agreement prior to the transfer to the third party, so that the Agreement grants Signature Version 55 the Shareholders rights similar to, or as equivalent as the Company’s new shareholding structure permits, those granted to them under the Agreement as of that date (particularly with respect to the election of directors and quorums for the approval of Reserved Matters). 7.2.5 If the Non-Selling Shareholder has exercised its Right to Join a Sale, the Selling Shareholder must notify the Non-Selling Shareholder of the expected date for the execution of the respective purchase and sale agreement no later than five (5) Business Days prior to the proposed date of execution. 7.2.6 The fact that the Non-Selling Shareholder has exercised its Right to Join a Sale shall not prevent the Selling Shareholder or the Non-Selling Shareholder from unilaterally withdrawing from its intention to sell its Shares and Credits, without cause and without further liability, provided that the respective Shareholder notifies the other Shareholder thereof prior to the date set forth in paragraph 7.2.5. 7.2.7 If, for any reason other than unforeseeable circumstances or force majeure, the Non-Selling Shareholder fails to proceed with the sale of its Shares and Claims, the Selling Shareholder shall be free to arrange for the sale of the Offered Shares separately from the Shares and Claims of the defaulting Non-Selling Shareholder, within twelve (12) months following the Selling Shareholder’s Offer of Sale to the Non-Selling Shareholder. 7.2.8 The Selling Shareholder and any Non-Selling Shareholder who has sold shares in exercise of their Right to Join a Sale shall bear, in proportion to the price each receives, the reasonable expenses incurred in connection with the sales of Shares and Credits entered into pursuant to the provisions of this section. 7.2.9 For the avoidance of doubt, where there is more than one Non-Selling Shareholder, the exercise by one of them of the Right of First Refusal does not trigger, with respect to the other Non-Selling Shareholders who do not exercise it, a Right to Join a Sale by the Selling Shareholder with respect to the purchase by the Non-Selling Shareholder who has exercised the Right of First Refusal. 7.3. Permitted Transfers 7.3.1 Without prejudice to the provisions of this clause, any Shareholder may freely transfer its Shares (i) to a Permitted Transferee that complies with the provisions of Section 7.6; or (ii) in the case of an indirect transfer, provided that it does not constitute a Change of Control, in which case such transfers governed by subparagraphs (i) and (ii) above shall not be subject to the provisions contained in this Chapter III. 7.3.2 Notwithstanding the foregoing, the Shareholders agree that CODELCO or SQM may not transfer their Shares and Claims under the terms of this Section 7.3 if, as a result of such transfer, (a) the legal regime applicable to the Company, its Subsidiaries, its Shareholders, directors, or executives changes to one that is more onerous for them; or (b) there is an increase in the taxes to which the Company, its Subsidiaries, or the other Shareholder may be subject, unless: (i) such increase in the tax burden is borne entirely by the third-party purchaser of the Shares, who undertakes to hold the Company and the other Shareholder Signature Version 56 harmless; and (ii) CODELCO or SQM, as applicable, is jointly and severally liable for the fulfillment of that obligation. 7.4. Indirect Transfers 7.4.1 The provisions contained in this Section Seven shall apply to any transfer of shares or equity interests in any Entity that is, directly or indirectly, the holder of Shares, or any other act or transaction by virtue of which CODELCO or SQM, as the case may be, ceases to have Control of the respective Shareholder (hereinafter a “Change of Control” and the “Affected Shareholder,” respectively). A Change of Control shall not be deemed to exist when the Affected Shareholder is a publicly traded corporation listed on a stock exchange, and with respect to which the Control that CODELCO or SQM ceases to hold is not acquired by a third party. 7.4.2 Prior to any Change of Control, the Affected Shareholder must make a Sale Offer to the other shareholder for all Shares held by the Affected Shareholder, with the provisions of Section 7.1 applying mutatis mutandis. 7.4.3 In any event, nothing in this Section 7.4 restricts or prohibits the Parties (or their respective Subsidiaries and Controlling Entities) from carrying out corporate reorganizations (including mergers, divisions, and transformations) or incorporating new partners or shareholders into the ownership of the intermediate entities between the Parties and the direct shareholders of the Company, provided that such reorganizations or the incorporation of partners or shareholders do not result in a Change of Control. 7.4.4 As long as SQM S.A. remains a publicly traded corporation, no change in the ownership of SQM S.A. shall be considered an indirect transfer or a Change of Control. In the event that SQM S.A. ceases to be a publicly traded corporation, references to SQM in this Section 7.4.4 shall be understood to refer to the publicly traded corporation controlling SQM or to the ultimate controller of SQM if there is no publicly traded controlling corporation between the direct shareholder of the Company and the ultimate controller of SQM. 7.5. Invalidity of Transfers Transfers of Shares that do not comply with the provisions contained in this Chapter III may not be recorded in the Company’s Shareholder Register and shall not be enforceable against the other Shareholder or the Company. 7.6. Adherence to the Agreement In the event that any Shareholder transfers all or part of their Shares in accordance with the provisions contained in this Chapter III, such third-party purchaser of the Shares shall have the right and shall also be obligated, at the time of such transfer, to unilaterally accede to this Agreement, purely and simply, and under the same terms and conditions as the Shareholders. Adherence to the Agreement must be granted jointly— and as a single act—upon the execution of the purchase agreement, in accordance with the format attached as Annex 7.6 to this Agreement. In the event that the third party Signature Version 57 does not accede to the Agreement under the terms indicated, such transfer of Shares may not be registered in the Company’s Shareholder Register and shall not be enforceable against the Company and the other Shareholders. 7.7. Partial Sales of Shares 7.7.1 If, during the Lock-up Period, any of the Parties wishes to make a partial sale of its Shares and this is expressly authorized by the other Party, prior to the transfer of shares to the third party and as a condition precedent thereto, CODELCO, SQM, and the third party must agree to amendments to the Agreement (and, consequently, also agree to the corresponding amendment to the bylaws for this purpose), in order to adjust the special quorums contained in this instrument to the special quorum corresponding to the combined ownership percentage of SQM and CODELCO in the Company following the transfer of the shares, as well as the other provisions of the Agreement and the bylaws to reflect the new ownership structure. Without the written consent to the amendment of the Agreement and the bylaws granted by all Shareholders (or to a new agreement entered into by the Shareholders and the third party), no third party that has acquired Shares pursuant to this Section 7.7 may become a shareholder of the Company. 7.7.2 After the Lock-up Period, any partial sale of Shares owned by the Parties must be for a number of shares representing at least seven point forty-five percent (7.45%) of the total subscribed and paid-up shares of the Company or for all of the Shares owned by one of the Parties, if such Shares represent less than seven point forty-five percent (7.45%) of the Company’s subscribed and paid-in shares. It shall not be necessary or a condition for the partial transfer of Shares to amend the Agreement or the Articles of Association; rather, the acquirer’s adherence to the Agreement in accordance with Section 7.6 shall suffice. CHAPTER IV CONFIDENTIALITY, TERM, ENFORCEMENT, REMEDIES FOR BREACH, AND ARBITRATION ARTICLE EIGHT: CONFIDENTIALITY. 8.1 The Shareholders undertake to keep secret and to maintain the strictest confidentiality regarding any information or background they acquire or to which they are made privy in their capacity as Shareholders or by reason of the execution of this Agreement (the “Confidential Information”), and shall not disclose such Confidential Information to third parties, nor shall they use it for any purpose other than the exercise of their rights as Shareholders of the Company or to the detriment of the other Shareholder or the Company. This obligation shall not apply to third parties interested in acquiring Shares and their advisors, provided that they enter into a confidentiality agreement obligating them to maintain strict confidentiality regarding the information provided to them in connection with their potential offer and provided that the requirements of the preceding Clause Seven are met.

Signature Version 58 8.2 In fulfillment of the commitment they undertake under this Agreement, and without the following list being exhaustive, the Shareholders specifically agree to: (i) not to disclose, publish, reveal, comment on, or, in general, transfer in any way, in whole or in part, either on their own behalf or through third parties, data or information relating to matters regarding which they have undertaken to maintain secrecy and confidentiality; and (ii) not to use the Confidential Information for any purpose other than those already indicated. 8.3 For its part, information shall not be considered Confidential Information if it: (i) is or becomes public knowledge without any breach by the receiving party; (ii) is developed independently and without use of or reference to the Confidential Information; or (iii) must be disclosed by the receiving party in compliance with a legal obligation or an order issued by a Government Authority or stock exchange. 8.4 If a Shareholder or its representatives are required by a Government Authority or stock exchange to disclose all or part of the Confidential Information, the respective Shareholder shall, to the extent not legally prohibited, promptly and in writing notify the other Shareholder of such circumstance, so that the latter may take the measures and actions it deems appropriate to protect its interests or those of the Company, and only that portion of the information strictly necessary shall be disclosed. 8.5 The liability of the Shareholders in relation to the obligations undertaken in this clause shall include liability for their own acts and for the acts of their directors, managers, executives, administrators, employees, agents, representatives, consultants, advisors, Related Parties, and their representatives. 8.6 The commitments assumed under this clause shall remain in effect for a period of two (2) years following the expiration of this Agreement or the date on which the respective Shareholder ceases to be a party thereto, as applicable. 8.7 In the event of termination of this Agreement, each Shareholder, as applicable, shall (i) immediately and without further formalities return to the other Shareholder any Confidential Information of such Shareholder in its possession, and shall refrain from retaining copies thereof; and (ii) destroy or delete all Confidential Information of such Shareholder that for any reason has not been returned, with such destruction being confirmed in writing to the other Shareholder. The foregoing shall not apply to the retention of Confidential Information required by law or the internal document retention policies of each Party, or to information incorporated into a Party’s electronic systems or minutes of committee meetings or board sessions that cannot be destroyed; however, the confidentiality obligations set forth herein shall remain in effect with respect to such information. Signature Version 59 CLAUSE NINE: TERM.- 9.1 This Agreement shall take effect as of this date and shall remain in force indefinitely. Notwithstanding the foregoing, it shall terminate upon the occurrence of any of the following events: (i) written agreement of the Shareholders; (ii) the dissolution and liquidation of the Company; (iii) the consolidation of all Shares in the hands of a single Shareholder by virtue of a transfer of Shares in accordance with the provisions of Chapter III above; (iv) with respect to a Shareholder who transfers their Shares and Claims in compliance with the provisions of this Agreement, upon the completion of the transfer. 9.2 The termination of this Agreement shall not affect the continued validity, to the extent applicable, of the provisions contained in Clause Eight (Confidentiality), Clause Eleven (Compliance), Clause Twelve (Breach), and Clause Thirteen (Arbitration), nor the rights of a Shareholder arising prior to, or as a result of, the termination of this Agreement. CLAUSE TEN: PRECEDENCE IN CASE OF CONFLICT. 10.1 The provisions contained in this Agreement are binding on the Shareholders. In the event of a conflict between this Agreement and the Company’s bylaws, the provisions of this Agreement shall prevail, and the Parties undertake to cause the bylaws to be amended to avoid such conflict. 10.2 This Agreement shall be performed in good faith by the Parties, and therefore binds them not only to what is expressly stated herein, but also to whatever is necessary for the full performance of the terms agreed upon herein. The provisions of this instrument shall be interpreted in a manner that achieves the purposes sought by the Parties. CLAUSE ELEVEN: PERFORMANCE. 11.1 Each Party represents and warrants that it, as well as its owners, Controllers, directors, senior executives, representatives, and any other Person holding an equivalent office, function, or position within the Party, or a third party related to the Party under the terms of Article 3 of Law No. 20,393 (collectively, for each Party, the “Related Parties”), are aware of, have complied with, will continue to comply with, and will act in accordance with the Anti-Corruption Regulations. 11.2 Each Party represents and warrants that neither it nor its Related Parties has committed any of the offenses set forth in the Anti-Corruption Regulations that harms or may harm the interests, reputation, property, and/or assets of the Signature Version 60 other Party or the Company, or that may give rise to administrative, criminal, civil, or other sanctions against the other Party or the Company. 11.3 Each Party represents and warrants that the resources, funds, monies, assets, and/or property forming part of its assets, as well as all resources used and/or related to the Agreement, are of lawful origin and are not linked to the crimes of money laundering, terrorist financing, and/or any other crime related to the Anti-Corruption Regulations. 11.4 Each Party declares and warrants that it is not, nor does it have under its direct or indirect control, a Public Official, beyond what has been declared in writing to the other Parties. 11.5 Each Party declares and warrants that neither it nor its Affiliated Parties has made or will make, either directly or indirectly, any Prohibited Payments, nor has it engaged in or will engage in any Prohibited Transactions. Each Party warrants and confirms that its Affiliates are bound by internal compliance rules whose object and purpose is to prevent, avoid, and sanction Prohibited Payments and Prohibited Transactions, as well as to comply with national Anti- Corruption Regulations. 11.6 Each Party: (i) shall take all necessary and effective measures to ensure that the Persons through whom it exercises its rights in the Company comply at all times with the Anti-Corruption Regulations; and (ii) shall notify the other Party, as soon as it becomes aware, of the occurrence of a Prohibited Transaction, a Prohibited Payment by such Party, any other violation of the Anti-Corruption Regulations, or a violation of its compliance program by it or any of its Affiliates; and (iii) it will cooperate in good faith with the other Party to determine whether a Prohibited Transaction, a Prohibited Payment, a violation of the Anti- Corruption Regulations, or a violation of its compliance program has occurred. 11.7 The Parties agree that the Company shall adopt and comply with a compliance program that satisfies the requirements of the Parties’ compliance programs. 11.8 Each and every representation contained in this Clause shall survive the performance and termination of this Agreement, as well as the completion of the transactions contemplated herein. 11.9 Any inaccuracy or falsity in the representations contained in this Clause, or any breach of the obligations assumed by the Parties on behalf of themselves and their Affiliates, shall not be considered a material breach for the purposes of Clause Twelve. Notwithstanding the foregoing, a conviction of a Party (excluding its Affiliates), as determined by a final and enforceable judgment issued by the competent Government Authority, for violation of the Anti-Corruption Regulations, shall have the following effects: (i) it shall entitle the other Party to demand from the convicted Party a fine that the Arbitral Tribunal may set between [***] dollars (USD [***]) and [***] dollars (USD [***]), taking into account the circumstances and severity of the inaccuracy, lack of truthfulness, or breach, and the damages suffered by the non-convicted Party, which fine shall be in addition to such damages; Signature Version 61 (ii) the Party found in breach shall be required, for the two (2) years following the year in which a breach was determined to have occurred, to ensure that one of the directors it is entitled to appoint pursuant to Section 4.2.1 meets the following requirements: (a) those set forth in Article 50-bis of the Public Limited Companies Act, or those independence requirements established for the Independent Expert, if the latter are more stringent than the former; and (b) be or have been an independent director of a publicly traded company, insurance company, bank, or pension fund administrator, without having been elected by the votes of the party found in breach; and (iii) the Convicted Party shall remove from office the directors and managers of the Company appointed by the Company who were involved in the acts that led to the final and enforceable judgment issued by the competent Government Authority for violation of the Anti-Corruption Regulations, and shall appoint their replacements in accordance with the provisions of this Agreement. CLAUSE TWELVE: BREACH.- 12.1. General Breaches and Deadline for Remediation 12.1.1 In the event of a breach by a Shareholder (hereinafter the “Breaching Shareholder”) of any of the obligations set forth in this Agreement (except those constituting a material breach, as indicated below), the other Shareholder (“Compliant Shareholder”) may, by means of a written notice sent in accordance with the rules set forth in Clause Fourteen of this Agreement, require the Defaulting Shareholder to remedy such breach, which the Defaulting Shareholder must do as soon as possible and in no event later than thirty (30) days from the date of such written notice. The demand must specifically indicate the breach of the obligation for which the Non-Compliant Shareholder is being held accountable and must be accompanied by the evidence available to the demanding party regarding the breach, which must be at least sufficient to reasonably substantiate the alleged breach. 12.1.2 The Non-Compliant Shareholder shall be obligated to provide the Compliant Shareholder with proof of full compliance with its obligations under the Agreement or of the manner in which it has timely remedied the alleged breach. This information shall be treated as Confidential Information by the Shareholders under the terms set forth in the Agreement, and any breach thereof shall be considered a material breach. 12.1.3 In the event that the Arbitral Tribunal appointed pursuant to the following Thirteenth Clause determines that a breach occurred (whether a serious breach or not) and such breach is not remedied in a timely manner or is not capable of being remedied, the Arbitral Tribunal shall be specifically empowered to prudently determine and regulate damages and any other penalty it decides to impose, taking into account the nature and significance of the breached obligation, the liability of the Defaulting Shareholder, the harm caused to the other Shareholders, and the other available remedies.

Signature Version 62 12.2. Serious Breaches, Put Option, and Call Option for Breach- 12.2.1 In the event that the Defaulting Shareholder commits a material breach of its obligations under this Agreement, and to the extent that such breach or violation, being capable of being remedied, is not remedied within thirty (30) days and following the procedure set forth in Section 12.1.1 above, notwithstanding the right to sue for damages caused or to seek specific performance, the Non-Defaulting Shareholder shall have the right (but not the obligation), at any time within three (3) months following the date on which the Defaulting Shareholder became aware of the material breach, or, as the case may be, the expiration of the cure period, to request that the Arbitral Tribunal order the following: (i) if the Defaulting Shareholder is CODELCO, that CODELCO purchase the Shares and Credits from the Non-Defaulting Shareholder (the “Default Put Option”) at a price equal to fair market value (to be determined in accordance with Section 12.3 below), increased by [***] percent ([***]%) (i.e., the fair market value multiplied by [***] ([***])); or (ii) if the Defaulting Shareholder is SQM, that it sell its Shares and Claims to the Non-Defaulting Shareholder (the “Default Call Option”) at a price equal to fair market value, reduced by [***] percent ([***]%) (i.e., fair market value multiplied by [***] ([***])). 12.2.2 For the purposes of this Section 12.2, the following shall be considered material breaches, particularly to the extent that they cause harm to the Company or the Non-Breaching Shareholder: (a) a breach by a Shareholder arising from the grounds set forth in Section 4.2.9.2, including the implementation of Reserved Matters without the required approvals, or the failure to implement decisions adopted by the Parties in this Agreement or subsequently and in accordance therewith (whether with or without the involvement of the Independent Expert); (b) a breach by a Shareholder of any of the obligations set forth in Section 4.3; (c) the modification of Policy-Subject Matters, in fact or in law, in a manner different from that set forth in Section 4.5; (d) a breach by a Shareholder or the Company of the obligations set forth in Sections 5.1 (debt policy), 5.2 (dividends during the First Period), 5.3 (dividends during the year 2031), 5.4 (dividends during the Second Period), 5.5 (extraordinary dividends and extraordinary dividend adjustments), and 5.6 (financial policy), on the understanding that a breach by the Company shall constitute a breach by SQM if it occurs during the First Period, and shall constitute a breach by CODELCO if it occurs during the Second Period; (e) a breach of any of the obligations set forth in Chapter III regarding restrictions on the transfer and encumbrance of shares; and Signature Version 63 (f) a serious or repeated breach of the obligations set forth in Clause Ten, and, in general, any conduct by either Party that seeks to circumvent the binding nature of this Agreement and its precedence over the bylaws. 12.3. Fair Market Price 12.3.1 To determine the fair market price of the Shares and Credits subject to the Default Put Option or the Default Call Option, as applicable, where the Arbitral Tribunal has determined that a material breach occurred, the Non-Defaulting Shareholder must provide the Arbitral Tribunal with a list of at least three (3) investment banks independent of said Shareholder. For its part, the Defaulting Shareholder must select one of the investment banks proposed by the Non- Defaulting Shareholder. An investment bank shall be considered independent if it has not provided services to the Shareholder proposing it or its Related Parties for a period of twelve (12) months prior to the date of commencement of the proceedings before the Arbitral Tribunal. 12.3.2 If the Defaulting Shareholder fails to select one of the investment banks proposed by the Non-Defaulting Shareholder within the timeframe determined by the Arbitral Tribunal, the Arbitral Tribunal shall select, from among the banks proposed by the Non-Defaulting Shareholder, the investment bank that will perform the valuation of the Shares and Credits and determine the fair market price. 12.3.3 In determining the fair market price of the Shares and Credits, the following rules must be observed: (i) The investment bank and the Parties and their advisors must be granted the same access and information as set forth in Section 7.1.2(viii). (ii) The price of the Defaulting Shareholder’s Shares shall be calculated based on the value of one hundred percent (100%) of the Company’s Shares, multiplied by the percentage that the Defaulting Shareholder’s Shares represent of the total Shares of the Company, without applying (y) a control premium or (z) discounts for illiquidity, minority ownership, or company size. (iii) The price of the Defaulting Shareholder’s Loans shall be the face value of the respective Loan plus any accrued interest outstanding. 12.3.4 Within forty-five (45) days following the appointment of the investment bank and its acceptance of the position, the investment bank must provide the Shareholders with its determination of the fair market value of the Shares and Notes. 12.3.5 On the same date scheduled for the investment bank to deliver its determination of fair market value, and simultaneously with the disclosure of such determination, each Party shall in turn submit, in a sealed envelope, its own estimate of the fair market value of the Shares and the Loans. 12.3.6 The final fair market value of the Shares and the Loans shall be, for each item separately (Shares and Loans), the average of (y) the fair market value determined by the investment bank and (z) the fair market value determined Signature Version 64 by the Party whose estimate is closest to the fair market value determined by the investment bank. 12.3.7 If only one Party timely submits its fair market value determination, the final fair market value of the Shares and the Loans shall be the average of the fair market value determined by the investment bank and that determined by the Party that did submit its determination in a timely manner. 12.3.8 If neither Party submits its fair market value determination in a timely manner, the final fair market value of the Shares and the Credits shall be the price determined by the investment bank. 12.4. Transfer of the Shares and Credits The transfer of the Shares and Credits subject to the Default Put Option or the Default Call Option, as the case may be, shall take place within thirty (30) days following the date of price determination by the investment bank and shall be governed, in all other respects, by the provisions contained in Section 7.1.2, subparagraphs (iii) and (v), and Section 7.1.3 of this Agreement. 12.5. Exercise of Options and Waiver of Rescission 12.5.1 Both the Default Put Option and the Default Call Option may be requested from the Arbitral Tribunal at any time from this date, even if the Lock-up Period established in Section 6.2 has not expired. 12.5.2 Additionally, the Parties expressly acknowledge that the exercise of these rights by the Non-Defaulting Shareholder does not imply any limitation or waiver of its rights to assert any additional remedy or recourse provided for by law or this Agreement. The foregoing, with the exception of the action for rescission, which may not be exercised in the event of a breach of this Agreement by any of the Shareholders, who hereby expressly waive such right. 12.6. Taxes, duties, fees, and other charges The Non-Compliant Shareholder shall pay the Compliant Shareholder all taxes (other than any applicable income tax), duties, fees, expenses, costs, legal fees, and any other charges payable in connection with the exercise of its rights under this Twelfth Clause and shall reimburse the Complying Shareholder for any such taxes, duties, fees, expenses, costs, legal fees, or other charges paid by the Complying Shareholder in this regard. CLAUSE THIRTEEN: ARBITRATION.- 13.1 All difficulties or disputes relating to this Agreement, including, but not limited to, those regarding its performance or non-performance, application, interpretation, validity or invalidity, enforceability, nullity or termination, determination of damages related to its breach, and issues concerning the tribunal’s own jurisdiction and competence, shall be resolved by an arbitral Signature Version 65 tribunal composed of three (3) mixed arbitrators, that is, arbitrators acting as both procedural and substantive arbitrators (the “Arbitral Tribunal”), in accordance with the Rules of Arbitration of the Arbitration and Mediation Center of the Santiago Chamber of Commerce A.G. in effect on the date the arbitration proceedings commence. 13.2 The Party requesting arbitration shall appoint the first arbitrator together with its request for arbitration to CAM Santiago and shall notify the other Party of the name of the appointed arbitrator and of the request made to CAM Santiago. The other Party shall appoint the second arbitrator within twelve (12) days from the date it was notified of the request for arbitration and the name of the arbitrator appointed by the other Party. The two arbitrators appointed by the Parties shall appoint the third arbitrator within fourteen (14) days of notification of the appointment of the second arbitrator. In the event that (i) the other Party fails to appoint an arbitrator or (ii) the two arbitrators appointed by the Parties fail to reach an agreement regarding the appointment of a third arbitrator within the time limits set forth above, the Santiago Chamber of Commerce A.G. shall appoint the second arbitrator and the third arbitrator, or only the latter, as the case may be, for which purpose the Parties grant special and irrevocable power to the Santiago Chamber of Commerce, A.G., so that, upon written request from either Party, it may appoint the arbitrators from among the attorneys who are members of the CAM Santiago arbitration panel. 13.3 The arbitration proceedings shall be conducted in the city of Santiago and in confidence; the appointed arbitrators and the Parties are prohibited from disclosing to third parties the terms of the arbitration and the evidence presented therein or brought to the attention of the Arbitral Tribunal by the other party; except where such disclosure is necessary in connection with appeals or legal proceedings requested or initiated by the Parties or constitutes a legal requirement. 13.4 The Parties consent to the consolidation of arbitrations subsequently initiated between the Parties or those initiated pursuant to other agreements or contracts entered into between the Parties (the “Agreements between the Parties”). Consolidation shall be subject to the following rules: (i) the consolidation must be requested from the Arbitral Tribunal that was constituted prior to the others and shall be decided (a “Consolidation Decision”) by such tribunal; (ii) in ruling on the Joinder Order, the Arbitral Tribunal shall consider whether the various arbitrations raise common issues of law or fact and whether joining the various arbitrations would serve the interests of justice and efficiency; (iii) the request for consolidation shall not suspend the proceedings of any of the arbitrations, unless, for good cause, it is determined otherwise. If consolidation is ordered, all arbitrations shall continue to be heard and shall be heard and decided by the Arbitral Tribunal that ordered the consolidation, to which the parties acknowledge full jurisdiction and competence. The other Tribunals shall cease to exercise their jurisdiction at that time, which is understood without prejudice to: (i) the validity of any act performed or award issued by the Arbitral Tribunal prior to that

Signature Version 66 time, (ii) the right of the members of the Arbitral Tribunal ceasing their functions to receive their corresponding fees and disbursements, (iii) the fact that evidence presented to the arbitrator and declared admissible prior to termination shall be admissible in the consolidated arbitration proceedings following the Consolidation Order, and (iv) the Parties’ rights regarding legal costs and other costs incurred prior to termination. 13.5 No appeal shall lie from the final award of the Arbitral Tribunal. 13.6 In the event that the time limit for the Arbitral Tribunal to exercise its jurisdiction expires , unless otherwise agreed by the Parties, a new Arbitral Tribunal shall be appointed in the same manner as the first, which shall continue the proceedings in the state in which they were upon the expiration of the first Arbitral Tribunal’s term, with all proceedings conducted before the First Tribunal remaining valid and effective. In this case, the new Arbitral Tribunal to be appointed must be composed of persons other than those who were members of the tribunal that failed to complete its work within the time limit. CHAPTER V MISCELLANEOUS ARTICLE 14: NOTICES. Each and every notice or other communication that the Shareholders wish, may, or must make in accordance with the provisions of this Agreement shall be made in writing and shall be deemed to have been made for all applicable purposes once it has been delivered by hand, sent by private courier, or sent via email: (a) If addressed to SQM, to: Sociedad Química y Minera de Chile S.A. El Trovador No. 4285, 6th Floor, Las Condes, Santiago, Chile Attn: Mr. Ricardo Ramos Rodríguez Email: [***] CC: Vice President of Legal Affairs, Email: [***] CC: Claro y Cía. Attn: Mr. Rodrigo Ochagavía / Mr. Nicolás Luco 3721 Apoquindo Ave., 14th Floor, Las Condes, Santiago, Chile Email: [***] / [***] (b) If addressed to CODELCO: Chilean National Copper Corporation Huérfanos No. 1270, Santiago, Chile Attn: Mr. Máximo Pacheco Matte Email: [***] CC: Vice President of Legal Affairs, Email: [***] Signature Version 67 CC: Carey y Cía. Ltda. Attn: Mr. Rafael Vergara / Mr. Cristián Eyzaguirre Isidora Goyenechea 2800, 42nd Floor, Las Condes, Santiago, Chile Email: [***] / [***] Notices and communications shall be deemed to have been made on the date the recipient signs a copy as proof of receipt, in the case of hand delivery; five (5) days after being sent by mail, in the case of registered mail; or the Business Day immediately following the date of dispatch, in the case of email, unless the sender receives an automatic reply, in which case the communication must be repeated by one of the means specified in this clause. CLAUSE FIFTEEN: TIME FRAMES. The time limits referred to in this Agreement are calculated in calendar days, unless a different rule is expressly stated. Whenever this instrument states that a certain act or action must be performed within a certain period of time from the date of a notification or communication, it shall be understood: (i) that such period begins to run at midnight on the day on which a communication is deemed to have been received in accordance with Clause Fourteen, and (ii) that if such period expires on a day that is not a Business Day, the period shall run until the next Business Day. CLAUSE SIXTEEN: GOVERNING LAW.- This Agreement shall be governed by the laws of the Republic of Chile. CLAUSE SEVENTEEN: DOMICILE.- For all purposes arising from this Agreement, the Shareholders establish their domicile in the city of Santiago. CLAUSE EIGHTEEN: ENTIRE AGREEMENT.- This Agreement constitutes the entire agreement between the Shareholders with respect to the matters set forth herein, and supersedes all prior agreements, understandings, and negotiations, whether written or oral, between the Parties regarding the matters covered by this Agreement. No statement, promise, understanding, condition, or assertion regarding the matters contained in this Agreement that is not set forth herein shall be deemed to have been made or assumed by any Party. CLAUSE NINETEEN: SUCCESSORS AND ASSIGNS. The provisions of this Agreement are agreed to be indivisible and shall be binding upon and inure to the benefit of the Shareholders hereto and their respective successors and Signature Version 68 assigns who qualify as Shareholders under this Agreement, provided they have acquired their Shares in accordance with the terms of this Agreement. CLAUSE TWENTY: COPIES AND DEPOSIT.- 20.1. This Agreement is executed and entered into in one or more copies of equal content and date, which may be executed by handwritten signature or electronic signature (simple or advanced). In the case of electronic copies of the Agreement, a scanned image of the handwritten signatures must be attached. In the case of paper copies, a paper printout of the electronic signatures must be attached. In the case of signing via an electronic signature platform (such as Docusign or others), all signatures must be made through the same platform. 20.2. A copy of the Agreement shall be filed with the Company, in accordance with Article 14 of the Corporation Law. Any of the Parties is hereby authorized to individually request the registration and filing of this Agreement with the Company and its entry in the Shareholders’ Register. For this purpose, the holder of a copy of this Agreement is hereby authorized to request that the Company’s general manager make the relevant entries and annotations in the Company’s Shareholders’ Register. CLAUSE TWENTY-ONE: SEVERABILITY. If one or more provisions of this Agreement are deemed, for any reason, to be void, illegal, or ineffective in any way, such voidness, illegality, or ineffectiveness shall not affect any other provision of this Agreement, which shall be interpreted as if such void, illegal, or ineffective provision had never been included in this Agreement. The Parties undertake to negotiate in good faith and to replace the void, illegal, or ineffective clause with another that produces the same effects intended by the Parties, and to interpret the provisions of this Agreement to give the greatest possible effect to the void, illegal, or ineffective clause. CLAUSE TWENTY-TWO: TREATMENT OF PERMITTED ASSIGNEES. 22.1. For the purposes of this Agreement, in the event that either Party acts through one or more Permitted Assignees who are Shareholders of the Company, the respective Party and such Permitted Assignees shall be treated collectively as a single Party or Shareholder (and all specific references in this Agreement to the respective Party or Shareholder shall also be deemed to be references to all such Permitted Assignees). 22.2. For the purposes of the foregoing, the Parties agree as follows: (i) each of a Party’s Permitted Assignees, upon acquiring any Shares of the Company, shall irrevocably authorize and instruct the respective Party to act as the representative of such Permitted Assignees vis-à-vis the other Shareholders and the Company for all purposes under this Agreement; (ii) the obligations and liabilities of a Party and of any of such Party’s Permitted Assignees are joint obligations and liabilities of each of them, and any act or omission by any of Signature Version 69 them in breach of this Agreement shall be deemed a breach by all of them, for which each of them shall be jointly and severally liable; and (c) for the purposes of adopting resolutions at board meetings and shareholder meetings, all votes of the Permitted Assignees of a Party shall be deemed to be those of the respective Party. CLAUSE TWENTY-THREE: KNOWLEDGE OF THE COMPANY.- Nova Andino Litio SpA, Tax Identification Number 79.626.800-K, with its registered office for these purposes at Los Militares 4765, 14th floor, Las Condes, Santiago, hereby acknowledges the provisions of this Agreement that are applicable to the Company, undertakes to comply with them, and agrees to record this Agreement in its Shareholder Register. [Signature pages follow]

Signature Version 70 IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement on the date indicated on the first page. CORPORACIÓN NACIONAL DEL COBRE DE CHILE Name: Title: Name: Title: SALARES DE CHILE SpA Name: Title: Name: Title: Signature Version 71 IN WITNESS WHEREOF, the Parties have executed this Shareholders’ Agreement on the date indicated on the first page. SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. Name: Title: Name: Title: SQM NUEVA POTASIO SpA Name: Title: Name: Title: NOVA ANDINO LITIO SpA Name: Title: Name: Title: